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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TNS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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11480 Commerce Park Drive, Suite 600
Reston, Virginia 20191
(703) 453-8300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, May 17, 2012

        The 2012 Annual Meeting of Stockholders of TNS, Inc. will be held at the Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia 20191 on Thursday, May 17, 2012 at 1:00 p.m., Eastern Daylight Time, to consider and act upon the following matters:

  1.
  To elect directors to serve until the 2013 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our 2012 fiscal year.

  3.
  To consider and vote on an advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

  4.
  To consider such other business that may properly come before the meeting or any adjournment of the meeting.

        Stockholders of record at the close of business on April 11, 2012 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

        Our board of directors hopes that you will attend the meeting. Your vote is very important. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the board of directors,
James T. McLaughlin Executive Vice President, General Counsel and Secretary

April 20, 2012

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 17, 2012.

This Proxy Statement and our Annual Report to Stockholders
are available at http://www.tnsi.com/Investors.aspx.

11480 Commerce Park Drive, Suite 600
Reston, Virginia 20191
(703) 453-8300

PROXY STATEMENT

        Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2012 Annual Meeting of Stockholders of TNS, Inc. to be held on Thursday, May 17, 2012 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 23, 2012. Throughout this proxy statement, we refer to TNS, Inc. as "we," "our," "us," "TNS" or "the Company."

GENERAL INFORMATION ABOUT VOTING

        Who can vote.    You will be entitled to vote your shares of our common stock at the annual meeting if you were a stockholder of record at the close of business on April 11, 2012. As of that date, 24,429,479 shares of our common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of our common stock that you held on April 11, 2012.

        How to vote your shares.    You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

        Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

        Quorum.    A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be represented at the meeting, either in person or by proxy, to constitute a quorum.

        Number of votes required.    The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote
• Election of directors	For each nominee, a plurality of the votes cast for such nominee.
• Ratification of appointment of independent registered public accounting firm	A majority of the votes cast for or against ratification.
• Advisory vote on executive compensation	A majority of the votes cast for or against approval.

        Abstentions and broker non-votes.    A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will be considered as present for quorum purposes, but will not count as votes cast in the election of directors, in the vote on ratifying the appointment of our independent registered public accounting firm, or on the advisory vote related to our executive compensation program. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

        How your shares are voted if no specific instructions are given.    We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted "for" each of the nominees for director listed in this proxy statement, "for" the ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for 2012, and "for" the approval of the company's executive compensation program. This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals.

        Discretionary voting by proxies on other matters.    Aside from the proposals described above, we do not know of any other proposal that may be presented at the 2012 annual meeting of our stockholders. However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy card at any time before we exercise it by voting in person at the annual meeting, or by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

        Expenses of solicitation.    We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their reasonable out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews or other means.

        Stockholders sharing the same surname and address.    In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions may be receiving only one copy of our annual report and proxy statement. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300. If you want separate copies of the proxy statement or annual report to be sent to each stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Until December 2009 our board of directors consisted of five directors, each who served a one-year term. Since December 2009 our board of directors has consisted of six directors who serve a one-year term. Mr. Jay E. Ricks, a current director, has informed our board of directors of his decision to retire and, thus, he does not wish to be nominated to serve as director following the expiration of his current term. In conjunction with Mr. Ricks' decision, our board of directors has decided at this time it is in the best interest of the Company to have five members on the board of directors.

        At the 2012 annual meeting of our stockholders, there are five nominees for election to our board of directors. All of the nominees have served as directors since the last annual meeting and have been nominated for election at the 2012 annual meeting to serve a one-year term. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting of our stockholders or until his or her successor is elected. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these five nominees unless you mark your proxy card otherwise. The proxy may not be voted for more than five nominees.

        By resolutions dated March 29, 2012, our board of directors approved the nomination of the five nominees for election as directors to serve until our 2013 Annual Meeting of Stockholders. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

Vote Required

        The affirmative vote of a plurality of the total number of votes cast for each of the nominees is required to elect each nominee to our board. Broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, broker non-votes will have no effect on the voting of this matter.

Biographical Information

        The following table contains biographical information about the nominees. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of March 31, 2012 (unless otherwise indicated), appears below under "Security Ownership of Management and Five Percent Owners."

Name and Age	Business Experience and Other Directorships	Director Since
Henry H. Graham, Jr. Age: 61	Henry H. Graham, Jr. has served as our Chief Executive Officer and been a director since October 2006. From April 2001 to September 2006, Mr. Graham was our Executive Vice President, Chief Financial Officer and Treasurer. From January 2000 to September 2000, Mr. Graham was Senior Vice President, Chief Financial Officer and Treasurer of PaylinX Corporation. From April 1999 to January 2000, Mr. Graham was Senior Vice President, Chief Financial Officer and Treasurer of Transaction Network Services, Inc. From July 1998 to April 1999, Mr. Graham was Senior Vice President and General Manager of the OmniLink Communications division of Transaction Network Services, Inc. after the acquisition of substantially all of the assets of OmniLink Communications Corporation. Before that, Mr. Graham served as OmniLink's Chief Operating Officer and Vice President of Administration from December 1996 to July 1998. Mr. Graham has a B.S. in Business Administration from The Citadel.	2006

Mr. Graham has substantial executive experience with our business, having served in increasing senior executive positions with the Company since 1998, including serving as Executive Vice President, Chief Financial Officer and Treasurer. He has served as our Chief Executive Officer since 2006.

Name and Age	Business Experience and Other Directorships	Director Since
John B. Benton Age: 69

John B. Benton has served as our director since July 2001 and as our non-executive Chairman of the board of directors since July 2009. Mr. Benton has been the managing director of 4th Quarter, Inc., a consulting firm, since January 2007. Mr. Benton was Executive Vice President of eFunds Corporation from January 2004 to December 2006 and directed International Operations of eFunds Corporation. Previously, Mr. Benton was the Managing Partner of Benton Consulting Partners, a firm Mr. Benton founded in May 2002 and sold to eFunds Corporation in January 2004. From February 1997 until his retirement from Perot Systems Corporation in April 2002, Mr. Benton held numerous senior management positions with Perot Systems, last holding the position of Deputy Head of the company's global financial services group. Prior to that, Mr. Benton was the founder and Chief Executive Officer of Benton International, Inc. until it was acquired by Perot Systems in 1997. Before that, from 1976 to 1977, Mr. Benton served as the Executive Director of the United States National Commission on Electronic Funds Transfers, a position to which he was appointed by President Gerald R. Ford and confirmed by the U.S. Senate. Mr. Benton has a doctorate degree in Public Administration from the University of Southern California. Mr. Benton also has an A.B. from the University of Southern California and a Masters in International Public Administration from Syracuse University.

2001

Mr. Benton, through his service with eFunds Corporation, Perot Systems Corporation, Benton International, Inc. and the United States National Commission on Electronic Funds Transfers, has substantial executive experience with various types of electronic payments. A significant portion of our business involves enabling the completion of electronic payments.

Stephen X. Graham Age: 59

Stephen X. Graham has served as our director since February 2003. Mr. Graham is Managing Director of Crosshill Financial Group, Inc., which he founded in 1988, and has been a General Partner of Crosshill Georgetown Capital, LP since November 2000 and Crosshill Debt II, L.P. since 2004. Prior to that Mr. Graham was a Principal with Kidder Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. Mr. Graham received a B.S.B.A. from Georgetown University and a M.B.A. from the University of Chicago Graduate School of Business. He is currently a board member of several private companies.

2003

Mr. Graham has substantial executive experience in corporate finance, particularly involving technology companies. In addition, through his corporate finance business, he has worked with a number of businesses in the technology sector, including businesses involved in electronic payments.

Name and Age	Business Experience and Other Directorships	Director Since
John V. Sponyoe Age: 73

John V. Sponyoe has served as our director since May 2005 and previously served as our non-executive Chairman of the board of directors from August 2006 to July 2009. Mr. Sponyoe was non-executive Chairman of Intelsat Corp. from July 2001 until January 2005, when the company was sold. Mr. Sponyoe also was Chief Executive Officer of Lockheed Martin Global Telecommunications, which was a wholly-owned subsidiary of Lockheed Martin Corporation and was merged with COMSAT Corporation, from August 1998 to February 2002. Prior to that, Mr. Sponyoe held various positions with Loral Corporation and IBM Corporation. Mr. Sponyoe has a B.A. from St. Bonaventure University and an M.B.A. from the University of Scranton Graduate School of Business.

2005

Mr. Sponyoe has substantial leadership experience in multi-national corporations, having served as the non-executive Chairman of Intelsat Corp. and the Chief Executive Officer of Lockheed Martin Global Telecommunications. He has also held executive positions with Loral Corporation and IBM Corporation.

Thomas E. Wheeler Age: 66

Thomas E. Wheeler has served as our director since December 2009. Mr. Wheeler has been a partner at Core Capital, LLC, a technology venture capital firm, since 2005. Mr. Wheeler was the Chief Executive Officer of CTIA, the international association for the wireless telecommunications industry, from 1992 to 2004. From 1985 to 1987, Mr. Wheeler was the Chief Executive Officer of NuMedia Corporation, a company he co-founded which provided cable television operators a system for digital delivery of video. In 1987 Mr. Wheeler was part of a group that built and operated a rural cellular system, which ultimately was sold to BellSouth. From 1984 to 1985 he has the Chief Executive Officer of NABU: The Home Computer Network, a provider of high speed data over cable television lines to home computers. From 1976 to 1984 he was employed by the National Cable Television Association, the last five years as its Chief Executive Officer. He led President Obama's transition review of federal agencies involved in science, technology, space and the arts. Mr. Wheeler has a B.S. in Business Administration from The Ohio State University. He is currently a board member of EarthLink, a publicly-held provider of internet services, and of several private companies.

2009

Mr. Wheeler has industry leading telecommunications experience, having served as the Chief Executive Officer of CTIA and the National Cable Television Association. For the past 30 years, he has been in the forefront of new telecommunications technologies from both a policy and business development perspective.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF JOHN B. BENTON, HENRY H. GRAHAM, JR., STEPHEN X. GRAHAM, JOHN V. SPONYOE AND THOMAS E. WHEELER.

 THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

        Our business and affairs are managed under the direction of the board of directors in accordance with the General Corporation Laws of the State of Delaware and our certificate of incorporation and bylaws. There are currently six members of the board of directors. In 2006 our board of directors elected to change the board leadership structure by separating the Chief Executive Officer (CEO) and Chairman positions. At that time, our board of directors determined that a separate board leadership structure would help promote oversight of risk and curb potential conflicts of interest. The board of directors also determined that this board leadership structure would permit directors to raise issues without involving senior management and would allow the Chairman to serve as a liaison between the board of directors and senior management. Additionally, having a separate CEO and Chairman recognized the differences between the two positions, with the CEO responsible for the day to day management and performance of our business and the Chairman providing advice and guidance to the CEO and senior management.

        We are committed to maintaining the highest standards of business conduct and corporate governance. Our corporate governance practices are summarized below.

Director Independence

        Our board of directors has determined in its business judgment that, with the exception of Mr. H. Graham, all of our current directors qualify as "independent" in accordance with the requirements of the New York Stock Exchange listing standards, Securities and Exchange Commission ("SEC") rules and applicable law. To qualify as independent, the board of directors must affirmatively determine that a director (and any member of his immediate family) has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), other than as a director or stockholder. In reaching its conclusion regarding independence, the board of directors, as part of its annual review of director independence, considered transactions and relationships between each director and us and our subsidiaries and affiliates. As a result of this review, the board determined that each of Messrs. Benton, S. Graham, Ricks, Sponyoe and Wheeler, who collectively constitute a majority of our board of directors, has no material relationship with us, other than as a director or stockholder of the Company.

Board Meeting Attendance

        Members of our board of directors are kept informed of our business through discussions with our Chief Executive Officer and other Company officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. With respect to the level of commitment expected of directors and related attendance protocols, as part of our Corporate Governance Guidelines, our board has adopted a policy that directors are expected to prepare for, attend and participate in all board and applicable committee meetings. During 2011, there were four regular board meetings and seven special meetings. During 2011, each of the directors attended more than 90% of the total number of board of directors and committee meetings he was eligible to attend, and each attended all of the board of directors meetings held during the year.

Executive Sessions

        Our Corporate Governance Guidelines provide that executive sessions, which are sessions including only independent directors, should occur at least twice a year. After the executive session, a designated director updates the Chief Executive Officer or other executives on the key items discussed. The non-executive Chairman of our board of directors presides at regularly scheduled executive sessions of the non-management directors and leads these sessions unless the board of directors determines otherwise and another presiding director is disclosed in our annual proxy statement. In 2011, four executive sessions were held.

Communications with Directors

        The board or any director may be contacted by writing c/o TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary. Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the board of directors. We promptly forward all such correspondence to the indicated directors.

Committees of the Board

        Our board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee and in 2011 had two additional committees related to business planning and strategic initiatives. The board of directors has adopted charters for the Audit, Compensation and Nominating and Corporate Governance Committees. Copies of each of these committee charters are available on the Company's website, www.tnsi.com. The information on our website is not incorporated by reference into this Proxy Statement. Stockholders also can obtain copies of these documents upon written request to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Audit Committee

        The Audit Committee of our board of directors appoints, determines the compensation for and supervises our independent registered public accounting firm, reviews our internal accounting procedures, systems of internal controls and consolidated financial statements, reviews the services provided by our internal auditors, reviews and approves the services provided by our independent registered public accounting firm, including the results and scope of its audit, and resolves disagreements between management and our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        The Audit Committee consists of Messrs. Benton, S. Graham and Sponyoe. Mr. S. Graham is chairman of the committee and has been designated as the "audit committee financial expert" as that term is defined in the rules of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). The board of directors has determined that all of the Audit Committee members are independent and financially literate as defined by the applicable New York Stock Exchange listing standards. The Audit Committee held four meetings during 2011. For additional information regarding the committee, see "Report of the Audit Committee" below.

Nominating and Corporate Governance Committee

        The primary purpose of the Nominating and Corporate Governance Committee of our board of directors is to identify individuals qualified to become members of the board of directors, to recommend that the board of directors select director nominees for the next annual meeting of stockholders and to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        For 2011 our Nominating and Corporate Governance Committee consisted of Messrs. S. Graham, Ricks and Sponyoe, with Mr. Sponyoe serving as chairman. Each of the members of the committee are independent as such term is defined by the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee held four meetings during 2011.

Compensation Committee

        The primary purpose of the Compensation Committee of our board of directors is to review and recommend to the board the compensation and benefits of our executive officers, administer our equity incentive plans and establish and review general policies relating to compensation and benefits for our employees. The Compensation Committee operates under a written charter adopted by the board on February 12, 2004, as subsequently amended.

        For 2011 our Compensation Committee consisted of Messrs. Ricks, Sponyoe and Wheeler, with Mr. Ricks serving as chairman. Each of the members of the committee are independent as such term is defined by the New York Stock Exchange listing standards. The Compensation Committee held five meetings during 2011. For additional information regarding the committee, see "Report of the Compensation Committee" below.

Additional Committees

        In addition to the three standing committees mentioned above, in 2007 our board of directors convened a Planning Committee to review and advise management with respect to the Company's planning and development efforts. For 2011, our Planning Committee consisted of Messrs. Benton, H. Graham, Sponyoe and Wheeler, with Mr. Sponyoe serving as the chairman. The Planning Committee held five meetings during 2011. Also, in March 2011 a special committee ("Special Committee") of the board of directors was formed to review strategic initiatives for the Company. The Special Committee consisted of Mr. Benton, who served as Chairman, and Messrs. S. Graham, Ricks, Sponyoe and Wheeler. The Special Committee met 18 times during the period from March through July 2011 when the committee was dissolved.

Annual Meeting Attendance

        We encourage members of the board of directors to attend the annual meeting of stockholders. In 2011, five of the Company's six directors attended the annual meeting.

Stockholder Recommendations

        The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates to serve on the board of directors. Stockholders entitled to vote for the election of directors may recommend candidates to serve on the Company's board of directors by sending a timely notice, in proper form, to the attention of the Chairman of the Nominating and Corporate Governance Committee in care of the Company's executive offices at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191. If the notice is not timely and in proper form, the nominee will not be considered by the committee. To be timely for the 2013 annual meeting of our stockholders, the notice must be received within the time frame set forth in "Stockholder Proposals for Our 2013 Annual Meeting of Stockholders" below. To be in proper form, the notice must contain the following: the candidate's name, a detailed biography outlining the candidate's relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the board of directors, if elected, a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member. These requirements are more fully described in Article II, Section 11 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Candidates for director who are properly recommended by the Company's stockholders will be evaluated in the same manner as any other candidate for director. The Nominating and Corporate Governance Committee may require the candidate to furnish other information as the committee may reasonably request to assist the committee in determining the eligibility of the candidate to serve as a member of our board of directors. The Nominating and Corporate Governance Committee (or the presiding officer at any meeting of the stockholders) may disregard the purported nomination of any person not made in compliance with these procedures.

Director Qualification Standards

        The Company seeks to align the composition of the board of directors with the Company's strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the board of directors in the selection of directors include:

  •
  the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

  •
  the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company's business;

  •
  the fit of the individual's skill set and personality with those of the other board members so as to build a board that works together effectively and constructively; and

  •
  the individual's ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

        These are only threshold criteria, however, and the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the board based upon the totality of the candidate's credentials, experience and expertise, the composition of the board at the time and other relevant circumstances.

        Neither the Nominating and Corporate Governance Committee nor the board of directors has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for the board. However, the Nominating and Corporate Governance Committee believes that board membership should reflect diversity in the broadest sense and so it considers a candidate's professional experience, education, business acumen, geographic location and difference of viewpoint when evaluating his or her qualifications for election to the board. Whenever the Nominating and Corporate Governance Committee evaluates a potential candidate, the committee considers the individual in the context of the composition of the board of directors as a whole. Candidates are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or other basis proscribed by law.

        Under the process used by us for selecting new board candidates, the Nominating and Corporate Governance Committee or other board members may identify the need to add a new board member with specific qualifications or to fill a vacancy on the board of directors. Nominations to the board of directors also may be submitted to the Nominating and Corporate Governance Committee by the Company's stockholders. The Chairman of the Nominating and Corporate Governance Committee will initiate a search, seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by stockholders. Annually, the Nominating and Corporate Governance Committee recommends to the full board of directors the slate of directors to be recommended for nomination for election at the annual meeting of stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. The Corporate Governance Guidelines set forth the practices of the board with respect to board composition, selection of directors, director compensation, role of the board, board meetings, committees of the board, director independence, responsibilities and tenure and evaluations of the board, committees of the board and the chief executive officer. The Corporate Governance Guidelines are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Code of Ethics

        We have adopted a code of ethics that applies to our directors, officers and employees. Our code of ethics is reviewed and updated as necessary each year and is available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

Related Party Transactions

        Our code of ethics directs that the Company should seek to avoid conducting business with the Company's directors, officers and employees and their relatives and affiliated businesses. The code of ethics requires that any proposed transaction between any director, officer, employee, their relatives or other affiliates and the Company be submitted to the Audit Committee for review and that no preferential treatment be given to a related party. Any such transactions are required to be approved in advance in writing by the Audit Committee.

        On September 21, 2005, we entered into a lease to rent office space in the United Kingdom with a company that is majority owned by Raymond Low, our Executive Vice President and President of our Payments Division. Prior to entering into this lease, we obtained an independent evaluation confirming that the terms of the lease were consistent with market standards, and the proposed lease was approved by the Audit Committee. The lease provides for quarterly payments in equal installments of approximately £26,500 and expires on September 20, 2017.

EXECUTIVE OFFICERS

        Our executive officers and their respective ages and positions are as follows:

Name	Age	Title
Henry H. Graham, Jr.	61	Chief Executive Officer and Director
Michael Q. Keegan	45	President and Chief Operating Officer
Dennis L. Randolph, Jr.	32	Executive Vice President, Chief Financial Officer and Treasurer
Mark G. Cole	46	Chief Network Officer
Craig E. Conway	47	Chief Technology Officer
Daniel P. Dooley III	46	Executive Vice President and President, Telecommunication Services Division of Transaction Network Services, Inc.
Raymond Low	55	Executive Vice President and President, Payments Division of Transaction Network Services, Inc.
James T. McLaughlin	45	Executive Vice President, General Counsel and Secretary
Alan R. Schwartz	50	Executive Vice President and President, Financial Services Division of Transaction Network Services, Inc.
David A. Neal	39	Chief Accounting Officer and Corporate Controller
Christopher F. Penny	44	Chief Strategy Officer

        The following information sets forth biographical information for all executive officers, except Mr. H. Graham. Information with respect to Mr. H. Graham is set forth above in the "Proposal 1—Election of Directors" section.

        Michael Q. Keegan has served as our President and Chief Operating Officer since December 2011. From January 2007 to November 2011 Mr. Keegan was our Chief Operating Officer. Mr. Keegan was the acting President, Telecommunication Services Division of our operating subsidiary from February 2010 until November 2010 and was our Chief Administrative Officer, General Counsel and Secretary from October 2006 to December 2006. From September 2003 to September 2006, Mr. Keegan was our Executive Vice President, General Counsel and Secretary. From April 2001 to September 2003, Mr. Keegan was our Senior Vice President, General Counsel and Secretary. Prior to joining TNS, Mr. Keegan was the Executive Vice President, General Counsel and Secretary of Internet Partnership Group (US), Inc. From September 1992 to May 1998, Mr. Keegan was a corporate associate at the law firm of LeBoeuf, Lamb, Greene and MacRae, L.L.P. Mr. Keegan has a B.A. from the University of Notre Dame and a J.D. from the University of Virginia School of Law.

        Dennis L. Randolph, Jr. has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2007. From September 2006 to February 2007, Mr. Randolph was our Senior Vice President and Corporate Controller. From October 2005 to August 2006, Mr. Randolph was our Vice President and Assistant Corporate Controller. From July 2003 to September 2005, Mr. Randolph was our Director of Accounting and Assistant Controller. Prior to that, Mr. Randolph worked for Ernst & Young, LLP and Arthur Andersen, LLP. Mr. Randolph is a certified public accountant in the state of Virginia. Mr. Randolph has a B.S. in Accounting from Virginia Polytechnic Institute and State University.

        Mark G. Cole has served as our Chief Network Officer since January 1, 2010. Mr. Cole was our Executive Vice President, Network Operations from October 2006 to December 2009. Mr. Cole was our Senior Vice President of Network Operations from April 2001 to October 2006. From March 2000 to April 2001, Mr. Cole was the Senior Vice President–Operations of Transaction Network Services, Inc. From July 1999 to March 2000, Mr. Cole was the Vice President, Network Control Center of Transaction Network Services, Inc. From February 1999 to July 1999, Mr. Cole was the Senior Director, Network Control Center of Transaction Network Services, Inc. From March 1996 to February 1999, Mr. Cole was the Director, Network Control Center of Transaction Network Services, Inc. Before that, Mr. Cole served Transaction Network Services, Inc. in various positions since April 1992. Mr. Cole's communication training originated with the U.S. Army, where he held several supervisory and technical positions.

        Craig E. Conway has served as our Chief Technology Officer since November 2009. Mr. Conway was a principal of CTC, Inc. from April 2009 to October 2009. From October 2007 to April 2009 Mr. Conway was Chief Technology Officer of the Financial Services business of First Data Corporation. From September 2006 to September 2007, Mr. Conway was Senior Vice President and General Manager of Prepaid Services of First Data Corporation. From 2004 to September 2006 Mr. Conway held various positions with First Data Corporation. From 2000 to 2004 Mr. Conway was Senior Vice President of Technology and Operations for Concord EFS, Inc. Mr. Conway has a B.B.A. and M.B.A from Temple University.

        Daniel P. Dooley III has served as our Executive Vice President and the President, Telecommunication Services Division of our operating subsidiary since November 2010. Mr. Dooley was the President of Wholesale Business Unit Sprint Nextel Corporation from July 2009 to November 2010. From April 2008 to July 2009 Mr. Dooley was the President of Sprint's Wireline Business Unit. Mr. Dooley was the Vice President and General Manager of Sprint's International and Wholesale Market form September 2004 to April 2008. From August 1996 to September 2004 Mr. Dooley held various roles within Sprint. Before joining Sprint, Mr. Dooley worked at AT&T Corp. where he held various positions, including Managing

Director of AT&T's International Traffic Management Business in Europe, Middle East and Africa. Mr. Dooley has a M.B.A. in Marketing from Fairleigh Dickson University and a B.S. in Marketing from Indiana University–Kelley School of Business.

        Raymond Low has served as our Executive Vice President and as the President, Payments Division of our operating subsidiary since October 2009. Mr. Low was our President from October 2006 to September 2009. Mr. Low was our President of the International Services Division from January 2006 to September 2006. From April 2001 to December 2005, Mr. Low was Senior Vice President and Managing Director of Transaction Network Services (UK) Ltd. From March 2000 to March 2001, Mr. Low was Senior Vice President and Managing Director of eBusiness International Operations of PSINet, Inc. From September 1998 to February 2000, Mr. Low was Managing Director of Transaction Network Services (UK) Ltd. Before that Mr. Low held several management positions with Imminus Ltd. and HSBC (formerly Midland Bank).

        James T. McLaughlin has served as our Executive Vice President, General Counsel and Secretary since January 2007. Mr. McLaughlin was the Senior Vice President, General Counsel of Motricity, Inc. from July 2005 to January 2007. From February 2002 to June 2005, Mr. McLaughlin was our Senior Vice President, Associate General Counsel and Assistant Secretary. Prior to that, Mr. McLaughlin was Senior Counsel to the Chairman of the U.S. International Trade Commission from August 2001 to February 2002. From February 2000 to July 2001, Mr. McLaughlin was Senior Vice President, General Counsel and Secretary of MediaCenters, Inc. Mr. McLaughlin was Vice President and Assistant General Counsel to Transaction Network Services, Inc. from April 1997 to February 2000. Mr. McLaughlin has a B.A. from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.

        Alan R. Schwartz has served as our Executive Vice President and as the President, Financial Services Division of our operating subsidiary since October 2009. Mr. Schwartz was our Executive Vice President of North American Sales from November 2007 to September 2009. From December 2005 to October 2007, Mr. Schwartz was our Executive Vice President and General Manager of the Financial Services Division. From April 2001 to November 2005, Mr. Schwartz was our Senior Vice President of the Financial Services Division. From November 1999 to April 2001, Mr. Schwartz was the Senior Vice President and General Manager of the Financial Services Division of Transaction Network Services, Inc. From July 1998 to November 1999, Mr. Schwartz was Director of Sales of the Financial Services Division of Transaction Network Services, Inc. Before that, Mr. Schwartz worked in various positions at Datastream International where he was the Vice President and Country Manager (North America) when he left in July 1998. Mr. Schwartz has a B.S. in Business Administration from Boston University and a M.B.A. from the Leonard N. Stern School of Business at New York University.

        David A. Neal has served as our Senior Vice President and Chief Accounting Officer since March 2007. From February 2005 to February 2007 Mr. Neal was our Financial Controller for the International Services Division. From October 2000 to January 2005, Mr. Neal was a Director with KPMG, Chartered Accountants in Dublin, Ireland. Mr. Neal qualified as a Chartered Accountant in Australia and has a business degree from the University of Technology, Sydney and a Master of Taxation degree from the University of New South Wales, Australia.

        Christopher F. Penny has served as our Chief Strategy Officer since January 2010. Mr. Penny was Senior Vice President, Corporate Development from November 2007 to December 2009. Mr. Penny was a Managing Director, Senior Analyst at Friedman, Billings, Ramsey, Inc in Arlington, VA from March 1998 to November 2007. From June 1997 to March 1998, Mr. Penny was a consultant with Electronic Data Systems in Herndon, VA. From June 1989 to June 1995, Mr. Penny was a commissioned officer in the United States Navy within the submarine community. Mr. Penny has a B.S. and an MBA from the University of Notre Dame.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides comprehensive information about our executive compensation program for our 2011 named executive officers, who are listed below, and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. Our 2011 named executive officers are Henry H. Graham, Jr., Michael Q. Keegan, Dennis L. Randolph, Jr., Daniel P. Dooley III and James T. McLaughlin.

        The "Say on Pay" proposal at our 2011 annual meeting of stockholders received the support of slightly more than 50% of the votes cast on the proposal. In recognition of the low level of support on this proposal, the Compensation Committee engaged an independent compensation consultant to review our executive pay practices. Upon the completion of this review, we amended certain aspects of our executive compensation program, including changes to the severance and change in control arrangements.

Executive Summary

2011 Executive Compensation Highlights

        Consistent with our pay for performance philosophy, at least 70% of the 2011 target total compensation of our named executive officers was provided in the form of incentive compensation, subject to the achievement of specific performance goals and/or increases in our stock price.

        There were no salary increases for the named executive officers in 2011, except for Mr. Keegan in connection with his promotion to President of the Company.

        Under our 2011 Annual Incentive Plan, bonus payments would only be made if we achieved the adjusted earnings per share goal set by the Compensation Committee of $2.20 per share. Based on our actual adjusted earnings per share of $2.28, bonus awards equal to the applicable percentages of the base salary of the named executive officers were earned in full.

        In 2011, long-term incentive awards were granted to the named executive officers, consisting of stock options weighted 65% and performance-based restricted stock units weighted 35%. The ultimate value of the stock options will depend on increases in our stock price and the ultimate value of the performance-based restricted stock units will be determined during our 2011–2012 fiscal years based on achievement of gross revenues, adjusted EBITDA and relative total shareholder return targets.

        We also granted retention awards to four of the named executive officers of stock options and restricted stock that vest in equal annual installments over a three-year period from the date of grant, subject to their continued employment.

Compensation Components

        The primary components of our executive compensation program for our named executive officers are:

Compensation Component	Principal Objective
Base salary	Provide a fixed amount of compensation for the executive's services
Annual Incentive	Reinforce a results oriented management culture
Long-term Incentive (stock options and performance-based restricted stock units)	Emphasize a long-term, results oriented perspective and maximize shareholder value as well as retain executives

        We also provide limited perquisites and personal benefits and severance benefits to our named executive officers:

Compensation Component	Principal Objective
Supplemental life insurance premiums and club memberships	Attract, motivate, retain and reward highly motivated executives, and minimize executive concerns about protecting their families
Severance benefits (including change in control severance benefits)
Strengthen retention and recruitment by offering competitive compensation packages consistent with industry standards; encourage executives' continued attention and dedication during consideration of a change in control transaction

        Subject to Company performance, our named executive officers also receive matching contributions under the Company's 401(k) plan, as do all of our U.S. employees who participate in the plan. The 401(k) plan is maintained to help employees save for retirement.

Impact of 2011 Say on Pay and Say on Frequency Votes

        In recognition of the low level of support our "Say on Pay" proposal received at our 2011 annual meeting of stockholders, we took the following actions:

  •
  Our Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FW Cook"), an independent executive compensation consulting firm, to be the Committee's advisor on matters related to executive compensation and make recommendations with respect to revisions to our executive compensation program;

  •
  With the assistance of FW Cook, our Compensation Committee reviewed the regular and change in control severance benefits provided to our executive officers and made substantial changes to the benefits in connection with the adoption of the Executive Severance Benefit Plan (effective March 1, 2012), including (i) the elimination of the golden parachute excise tax gross-up, (ii) revision to the change in control definition to be consistent with current best practice as determined by the Compensation Committee, (iii) reduction in the cash change in control severance payable on a qualifying termination, and (iv) elimination of continued Company-paid club dues during the severance benefits period; and

  •
  In connection with the adoption of the Executive Severance Benefit Plan, the employment agreements with the executive officers were amended to provide for a term expiring on December 31, 2012, to eliminate the successive one-year extensions of the term of the agreements in the absence of prior non-renewal notice.

        In addition, we continue to maintain the following to be consistent with current best practice as determined by the Compensation Committee with the advice of its independent compensation consultant:

  •
  There are no supplemental retirement benefits provided to named executive officers and we limit perquisites and other non-performance-based benefits to those deemed supportive of specific business objectives or necessary to attract high quality talent;

  •
  Named executive officers are responsible for any taxes due on perquisites and other benefits provided to them; and

  •
  There are no tax gross-ups on the limited perquisites and benefits provided to the named executive officers.

        In response to the vote of over 69% of the votes cast at the 2011 annual meeting of stockholders in favor of an annual say on pay vote, we decided to seek stockholder approval on the compensation of our named executive officers on an annual basis until the next required say on pay frequency vote in 2017.

Compensation Philosophy and Objectives

        The Company's executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and seeks to align executives' interests with those of the stockholders by rewarding our executives for superior performance. The Company bases its executive officer compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the Company's long-term success. In accordance with this philosophy, our compensation program includes both motivational and retention-related compensation components. The Company also strives to provide total compensation that is competitive with other companies in comparable lines of business as well as with other companies in similar geographic locations as the Company.

        The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive bonus is intended to tie individual compensation to the annual performance of the Company. The Compensation Committee believes that annual Company performance reflects the contributions made by the executive officer, individually and as part of a team. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions and decisions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer's long-term remuneration to the Company's stock price and thus aligns the executive's compensation with the interests of the Company's stockholders. The granting of performance-based and time-based restricted stock units and stock options is also used: (1) to recognize promotions of executives into positions of significant responsibilities; (2) to recognize significant accomplishments; and (3) as an additional incentive to attract and retain high level executive talent.

Role of Compensation Committee

        The Compensation Committee of our board of directors establishes the total compensation policies for the Company's executive officers and directors. The Compensation Committee also is responsible for approving the equity compensation of executive officers under the Company's applicable equity plans. The Compensation Committee has the authority to engage outside advisors to assist it in fulfilling these responsibilities.

        The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's executive officer compensation program based upon its review of market data and with the assistance of independent compensation consultants and executive compensation data from publicly traded companies in the United States provided by firms such as Equilar, Inc. (Equilar). The Compensation Committee has determined that the Equilar data and its program for analyzing that data are appropriate resources for the committee to use in its analysis of executive compensation issues. This information, other market and competitive information provided to the Compensation Committee and the advice of the committee's independent compensation consultant are used as the basis for comparing the compensation of the Company's executive officers to amounts paid to executive officers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar industry or geographic location as the Company.

Role of Independent Compensation Consultant

        In May 2011 the Compensation Committee retained FW Cook to be the Committee's advisor on matters related to executive compensation. The Committee has the sole authority to retain and terminate FW Cook. FW Cook only interacts with management with the express permission of the Committee. In its capacity as advisor to the Compensation Committee, FW Cook is available to meet with the Committee when requested. The services provided to the Compensation Committee by FW Cook in 2011 consisted of: preparing a competitive assessment of the compensation of our named executive officers relative to our peer group named executive officers; reviewing the equity positions of our named executive officers; advising on the design of our long-term incentive plans, including the 2011 equity awards and the selection of performance metrics and the setting of certain performance goals for the 2011 performance-based restricted stock units; reviewing our employment agreements and severance practices with our executive officers and advising on changes to better align with evolving best practices; reviewing compensation proposals prepared by management; and reviewing the peer group used to determine executive compensation (effective for 2012 compensation) and providing recommendations for possible change.

Role of Executive Officers

        The Compensation Committee, with input from the Chief Executive Officer, makes all equity and cash incentive award decisions for the executive officers, other than the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel. In the case of the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, the Compensation Committee, with input from its independent compensation consultant and the Chief Executive Officer, reviews the competitive analysis and recommendations and determines its recommendation of cash and equity compensation, which it presents to the board of directors for approval.

        The Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel review the performance of the Company's executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award amounts, are presented to the Compensation Committee. The Chief Executive Officer's, President and Chief Operating Officer's, Chief Financial Officer's and General Counsel's roles in recommending compensation programs are to develop and recommend appropriate performance measures and targets for individual compensation levels. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel do not participate in the decisions regarding their individual compensation.

Determining Executive Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In 2011, the Compensation Committee reviewed updated market data provided by Equilar as well as FW Cook and, based upon its review, determined that its total compensation positioning relative to market remained current and competitive for 2011.

        In making compensation decisions, the Compensation Committee compares each element of target total compensation against a peer group of publicly traded companies. In establishing the 2011 executive compensation plan, the peer group included publicly traded technology companies in comparable lines of business to the Company as well as various publicly traded companies based in the Washington, D.C. greater metropolitan area. The peer group is periodically reviewed and updated by the Compensation Committee. In 2011 the companies comprising the peer group, which are the same as the 2010 peer group, consisted of: Blackboard, Ciena, CSG Systems International, Global Cash Access, ICF International, Infogroup, MicroStrategy, NeuStar, Quest Software, RCN, SAVVIS, Syniverse Holdings, Tier Technologies, USA Mobility Inc, Verifone Holdings, VSE and Wright Express.

        Taking into account the recommendations of FW Cook, the Compensation Committee made revisions to the peer group to be used to determine compensation of our named executive officers. The peer group that will be used by the Compensation Committee for 2012 consists of:

Cbeyond*	NeuStar
Cogent Communications*	Quest Software
CSG Systems International	SAVVIS
Emdeon*	Tier Technologies
Global Cash Access Holdings	USA Mobility
Global Payments*	Verifone Systems
MedQuist*	VeriSign*
MicroStrategy	Wright Express
Money Gram International*

*
New peer group members

        The new peer group members were added to improve the statistical relevance of the market data. The additional companies operate in similar industries and have similar business models to the Company, and are generally comparable to the Company in size as measured primarily by revenue and market capitalization. RCN and Syniverse Holdings ceased to be public companies and were accordingly removed from the peer group. Blackboard, Ciena, ICF International, Infogroup and VSE were replaced in the peer group by other companies that have businesses more similar to the Company.

        The Company competes with many larger companies for top executive-level talent. Accordingly, the Compensation Committee seeks to set compensation for named executive officers at a level competitive to the total compensation paid to similarly situated executives of the companies comprising the peer group. With respect to benchmark data, the Compensation Committee considers executive compensation at each of the companies in the peer group only as one among several factors in setting pay. The Compensation Committee does not target a specific percentile within the peer group and instead uses the comparative data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.

        A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash and equity or short and long-term incentive compensation. The Compensation Committee reviews information provided by its independent compensation consultant and market data collected by Equilar to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. Historically, and in 2011, the Compensation Committee granted a majority of total compensation to the Company's named executive officers in the form of incentive compensation.

Executive Compensation Program

        For 2011, the principal elements of compensation for our named executive officers were annual base salary, annual incentive compensation and long-term equity compensation. The Compensation Committee considers the overall compensation package when setting any one component of an executive's compensation and in accordance with the Company's compensation philosophy and objectives, seeks to ensure that the majority of total compensation to the Company's named executive officers is delivered in the form of incentive compensation. As illustrated in the following table, the majority of our officers' compensation is performance-based and a large portion is delivered through equity-based long-term incentive awards:

Performance Based Compensation

Name	Base Salary	Annual Incentive Plan(1)	Long Term Incentive Plan(2)	Total Compensation(3)	% Performance Based Compensation
Henry H. Graham, Jr.	1.0	1.00	2.00	4.0	75%
Dennis L. Randolph, Jr.	1.0	0.75	1.50	3.25	70%
Michael Q. Keegan	1.0	1.00	1.70	3.7	73%
Daniel P. Dooley III	1.0	1.00	1.25	3.25	70%
James T. McLaughlin	1.0	0.75	1.50	3.25	70%

(1)
Represents the target payout under the 2011 annual cash based performance plan expressed as a multiple of each named executive's base salary.

(2)
Represents the target payout of performance-based restricted stock units and the value of stock options awarded under the applicable 2011 long-term equity based performance program expressed as a multiple of each named executive's base salary. Stock options vest in three equal annual installments from the date of grant. The performance-based restricted stock units are earned over a two-year measurement period and, to the extent performance criteria are satisfied, are paid out in two equal annual installments following the end of the two-year measurement period. This table excludes the retention equity grants made to Messrs. H. Graham, Keegan, Randolph and McLaughlin in 2011 and described in the section titled Retention Grants on page 22 below.

(3)
Amounts in this column represent the target total compensation for each named executive, excluding perquisites, personal benefits and 401(k) matching contributions.

        The Compensation Committee establishes key goals and objectives for the performance-based compensation of our executives. These goals and objectives primarily include specific quantitative measures, but in certain instances may include qualitative measures such as development of strategic and operational plans, development of new market opportunities and process improvements. The Compensation Committee, along with the board of directors, reviews the performance of our executives relative to the key goals and objectives at year end.

        For 2011 the Compensation Committee selected revenue, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization before stock compensation expense (Adjusted EBITDA) and relative total shareholder return (Relative TSR) as the key goals and objectives for our executives. These financial metrics were selected because they are objective, quantifiable measures that either drive sustainable shareholder value creation or directly reflect the return to shareholders relative to market. In addition, these metrics are closely followed by many of the Company's investors and financial analysts as a measure of Company performance over both the short and long-term.

        Base salary.    The Company provides our executive officers and other employees with base salary to compensate them for services rendered during the year. Salary ranges and individual salaries for senior executives are reviewed annually. In setting the base salaries for our executive officers for 2011, the Compensation Committee considered the Company's performance in fiscal year 2010, individual performance, a compensation range which corresponds to the individual's job responsibilities and relevant peer group survey findings, including, in part, data provided by Equilar and peer group data provided to the Compensation Committee. While many aspects of performance can be measured in financial terms, our Compensation Committee also evaluates executive management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership and contributions to improving our products and processes.

        Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other significant change in job responsibility. Merit based increases to salaries of executive officers are based on the Compensation Committee's assessment of the individual's performance. In 2011 there were no salary increases for our senior executives, other than for Mr. Keegan in connection with his promotion to President of the Company.

        Annual Incentive Compensation.    The purpose of the annual incentive program is to reinforce a results-oriented management perspective by providing opportunities to earn cash incentive awards that vary according to performance. Incentive compensation, payable in cash, is tied to the achievement of performance goals and objectives established by the Compensation Committee. Such incentive compensation generally is a percentage of the executive's base salary. In setting annual incentive levels for 2011, the Compensation Committee considered peer group compensation data collected by Equilar and by the committee.

        The Annual Incentive Plan for 2011 was designed to provide for the payment of cash bonuses to our named executive officers, as well as other executives, who did not perform sales-related functions and who contributed to the success of the Company through the Company's achievement of its adjusted earnings per share goal for 2011. The Compensation Committee decided for 2011 to discontinue the use of gross revenues as a performance goal under the Annual Incentive Plan and continue to use adjusted earnings per share. While gross revenues remain an important driver of sustainable shareholder value creation, the Compensation Committee decided to eliminate it in 2011 because success in this area is directly reflected in adjusted earnings per share.

        Adjusted earnings per share is a non-GAAP measure determined by adding the following items to net income, the closest GAAP financial measure: provision for income taxes, certain non-cash items, including amortization of intangible assets, stock compensation expense, the change in fair value of contingent consideration and the amortization of debt issuance costs, and the result is tax effected at an assumed long-term tax rate of 20%, which excludes the effect of the Company's net operating losses. The assumed long-term tax rate of 20% takes into consideration the following primary factors: the income generated outside of the U.S. which is taxed at substantially lower rates than U.S. statutory rates; the cash benefit of our tax-deductible amortization of intangible assets and tax-deductible goodwill; and the cash benefit of tax-deductible stock compensation expense.

        The Compensation Committee set the performance goal for the 2011 Annual Incentive Plan taking into consideration management forecasts and investor expectations. The Committee established the 2011 Annual Incentive Plan performance goal for payment of cash bonuses that, while achievable, was not expected to be easily attainable. Payment would only be made if the adjusted earnings per share goal of $2.20 were achieved.

        The Company exceeded the adjusted earnings per share goal, reporting adjusted earnings of $2.28 per share, which excludes $0.03 per share of non-recurring charges. As a result, the named executive officers who participated in the 2011 Annual Incentive Plan received bonuses for 2011 equal to their target awards.

        Executives who perform sales-related functions do not participate in the Annual Incentive Plan, but instead are eligible to earn commissions based upon the achievement of financial targets. In 2011 the financial targets for these commission plans were based upon management forecasts and investor expectations. For each executive participating in a commission plan, the amount of the annual cash payment was based 50% on the achievement of the divisional gross revenue target and 50% of the divisional contribution margin target. Under the commission plan, the executives would be paid cash amounts equal to various percentages of their base salaries, with such awards being calibrated based on over- or under-achievement of the targets to between 0% and 200% of such percentages. Based upon the performance goals and objectives established under the Company's pay-for-performance philosophy, Mr. Dooley, our only named executive officer eligible to receive a commission payment, was paid $542,352 under the commission plan for 2011, which was approximately 136% of the commission he was eligible to earn in 2011.

        Long-Term Equity Compensation.    The Compensation Committee believes that long-term equity compensation performs an important role in retaining executives and providing them long-term incentives to maximize stockholder value. The Compensation Committee grants equity awards to provide our executives an opportunity for increased equity ownership and to maintain competitive levels of total compensation. Generally, the Chief Executive Officer recommends equity award levels for executives other than himself to the Compensation Committee, and the Compensation Committee then reviews those recommendations, adjusts them as it deems appropriate, based in part on analysis and data provided by its outside consultants, and approves them.

        With respect to any year, the Compensation Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and grant dates of stock option and restricted stock units with, from time to time, the assistance of outside independent consultants. The number of shares covered by each award reflects the executive's level of responsibility along with past and anticipated future contributions to the Company and the number of stock options and/or restricted stock units previously granted.

        Beginning in 2010, the Compensation Committee decided to use a two-year measurement period for performance-based restricted stock units under the Corporate Executive Long-Term Incentive Program (Corporate Executive LTIP) and the Division President Long-Term Incentive Program (Division President LTIP) to be consistent with the Company's pay for performance philosophy to reward executives who contribute to our sustained long-term growth and success. In 2011, the Committee discontinued the use of adjusted earnings per share, retained gross revenues, and added Adjusted EBITDA and Relative TSR to the Corporate Executive LTIP and the Division President LTIP because these metrics ensure an appropriate balance with the Annual Incentive Plan, which focuses on adjusted earnings per share. Collectively, the Annual Incentive Plan, Division President LTIP and Corporate Executive LTIP focus on short-term profitability, longer-term growth in revenue, cash flows and changes in shareholder value.

        Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization before stock compensation expense, determined by adding the following items to net income (the closest GAAP financial measure): equity in net loss of unconsolidated affiliate, income tax provision, other income or expense, interest expense, depreciation and amortization of property and equipment, amortization of intangibles, milestone compensation expense, the change in fair value of contingent consideration and stock compensation expense.

        Relative TSR is determined by the percentage of annualized total shareholder return values among the companies in the Russell 2000 index that are lower than the Company's annualized total shareholder return. The Russell 2000 index was used because it is the closest index to the Company based on market capitalization. Total shareholder return is the change in the value of the price of the common shares of the Company and the companies in the Russell 2000 index over the 2011–2012 fiscal years, taking into account both stock price appreciation and the reinvestment of dividends.

        The Compensation Committee determined that for 2011, 65% of the value of each named executive officer's long-term target equity grants would be in the form of stock options and the remaining 35% would be in the form of performance-based restricted stock units. By using a mix of stock options and performance-based restricted stock units the Company compensates executives for sustained increases in the Company's stock and financial performance. Stock options were weighted more heavily in the 2011 long-term incentive (LTI) mix because they create absolute alignment between realized pay and appreciation in shareholder value over time. The heavier weighting towards options therefore reflected the Compensation Committee's desire to tie realized pay as closely as possible to changes in shareholder value, and to mitigate the potential for management to realize pay if share price declined. The performance shares were intended to ensure that a portion of the LTI mix was directly tied to critically important operational goals, and also to support retention and performance motivational objectives in the event that short-term market volatility had a negative impact on the value of options. The Committee believes that the 65%/35% mix of options and performance shares resulted in a well-balanced LTI program in 2011, but re-evaluates the mix annually to ensure that the program best supports the Company's objectives in the rapidly changing business environment. For 2012, the Committee decided to make target equity grants using a 50%/50% mix of options and performance shares (using similar target amounts as the 2011 LTI program) in order to increase the percentage of target grants based on achievement of specific performance objectives.

        The stock option grants allow executives to acquire shares of the Company's common stock, subject to the completion of a vesting period (three years) and continued employment with the Company. These options have fixed exercise prices and have ten-year terms. Stock options are granted at the fair market value of our common stock on the date of grant. The performance-based restricted stock units provide executives with shares of our common stock, if the performance goals as discussed above are met.

        In 2010, the Committee decided to divide the performance-based equity grants into two separate LTI programs (LTIP), which continued in 2011. The first program, which is referred to below as the Corporate Executive LTIP, applied to all of our named executive officers other than Mr. Dooley, who is a Division President. The second program, which is referred to below as the Division President LTIP, applied to Mr. Dooley and our two other Division Presidents. The only difference in the program for Mr. Dooley is that the first objective below is based on gross revenue of our Telecommunication Services Division of which he is President.

        The target performance-based restricted stock units (Target RSUs) for each participant that can be earned will be determined by multiplying one-third of the participant's Target RSUs by the achievement of the three applicable objectives over the 2011–2012 fiscal years, which is from January 1, 2011 through December 31, 2012, as set forth below.

  Gross Revenue/Division Gross Revenue

Performance Level	Performance Goal	Shares Earned as % of Target
Below Threshold	< 95% of Target	0% of Target
Threshold	95% of Target	50% of Target
Target	100% of Target	100% of Target
Maximum	105% of Target	150% of Target

  ADJUSTED EBITDA

Performance Level	Performance Goal	Shares Earned as % of Target
Below Threshold	Less Than 90% of Target	0% of Target
Threshold	90% of Target	50% of Target
Target	100% of Target	100% of Target
Maximum	110% of Target	150% of Target

  Relative Total Shareholder Return (TSR)

Performance Level	Shares Earned as % of Target
Below 35th Percentile	0% of Target
35th to 39th Percentile	50% of Target
40th to 49th Percentile	75% of Target
50th to 59th Percentile	100% of Target
60th to 74th Percentile	125% of Target
75th Percentile and Above	150% of Target

  Corporate Executive LTIP

        Each executive participating in the Corporate Executive LTIP for 2011 was awarded a specified target amount of performance-based restricted stock units, as well as a fixed number of stock options. The amount of the award of performance-based restricted stock units to each participating executive will be adjusted up or down based upon the Company's achieving three performance objectives, as discussed above. The Compensation Committee set the performance objectives for the Corporate Executive LTIP for 2011 taking into consideration management forecasts and investor expectations. The Compensation Committee intended to establish performance objectives that, while achievable, were not expected to be easily attainable.

  Division President LTIP

        Mr. Dooley was the only named executive officer who participated in the Division President LTIP for 2011. He was awarded a specified target amount of performance-based restricted stock units, as well as a fixed number of stock options. The amount of the award of performance-based restricted stock units will be adjusted up or down based upon (i) the Company's achieving Adjusted EBITDA and Relative TSR performance objectives that are also applicable to the named executive officers participating in the Corporate Executive LTIP, and (ii) the Telecommunication Services Division, of which Mr. Dooley is the Division President, achieving a level of gross revenues, excluding the results of Cequint, Inc. or its businesses which did not report to Mr. Dooley in 2011 (since Cequint, Inc. and its businesses began reporting to Mr. Dooley in 2012, those results will be included for Mr. Dooley's 2012 target performance-based restricted stock units). The Compensation Committee set the performance objectives for the Division President LTIP for 2011 taking into consideration management forecasts and investor expectations. The Compensation Committee intended to establish performance objectives that, while achievable, were not expected to be easily attainable.

  Retention Grants

        We also made stock option and restricted stock awards to four of the named executive officers in 2011 for retention, taking into account that all of their prior equity awards were fully vested, as well as their agreement to amend their employment agreements to eliminate severance benefits in connection with the adoption of the Executive Severance Benefit Plan as described below and to eliminate the successive one-year extensions of the term of the agreements in the absence of prior non-renewal notice. The stock option and restricted stock awards vest in equal annual installments over the three-year period following the date of grant, subject to their continued employment.

        Regular and Change in Control Severance.    During 2011 each of our named executive officers would have been entitled to severance benefits under an employment agreement in the event of termination by the Company without cause. In addition, the agreements with Messrs. Graham, Keegan, Randolph and McLaughlin provided for enhanced severance benefits in the event that during the 24-month period following a change in control (and during the 6-month period preceding a change in control under certain circumstances) their employment is terminated by the Company without cause or by the named executive officer with good reason. See Employment Agreements, Severance and Change in Control Arrangements below for more information.

        We provide regular and change in control severance to our named executive officers to strengthen our retention and recruitment of key executives by offering competitive compensation packages consistent with industry standards. In addition, change in control severance encourages the continued attention and dedication of the named executive officers during consideration of a potential change in control transaction, allowing them to advise our board of directors about the potential transaction in the best interests of shareholders without being unduly influenced by personal considerations and economic consequences of losing their jobs.

        We adopted an Executive Severance Benefit Plan effective March 1, 2012 to replace the regular and change in control severance benefits under the employment agreements. The Plan made a number of changes to the severance benefits that are consistent with what the Compensation Committee has determined is current best practice, including: the ability to amend the Plan at any time, subject to a one-year notice requirement if the amendment will reduce benefits under the Plan; reducing the change in control cash severance payable on a qualifying termination; and replacing the golden parachute excise tax gross-up provision with a best net approach. Under the best net approach, if a participant would be subject to excise tax, either (i) change in control severance benefits are reduced to eliminate the excise tax if the reduction would result in greater after-tax amount to the participant compared to the amount the participant would receive net of the excise tax if no reduction were made, or (ii) no reduction is made and the participant is responsible for paying the excise tax. For additional information about the Executive Severance Benefit Plan see the Form 8-K filed with the SEC on March 6, 2012.

Risk Considerations

        The Compensation Committee considers risk and structures our executive compensation programs with the goal of providing incentives to appropriately reward executives for growth without undue risk taking. The Compensation Committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. The Company's approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. Accordingly, we believe that our compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

        Our compensation programs align with the long-term interests of the Company as follows:

        Use of Long-Term Incentive Compensation—Our long-term incentive compensation for our executives vests over time, typically a period of three years. The vesting period encourages officers to focus on sustaining the company's long-term performance. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their target total compensation allocated to long-term incentive compensation. In addition, our compensation programs cap the number of shares than can be earned by any individual.

        Limits on Short-Term Incentive Compensation—Compensation to our named executive officers and other executives is not overly weighted toward short-term incentive compensation. As with the long-term incentive compensation, short-term incentive compensation is capped.

        Use of Multiple, Shared Performance Metrics—A portion of incentive compensation for all executives is based upon performance metrics which are core to our business strategy and reviewed and approved by the Compensation Committee. Incentive compensation for our executives, including our named executives, is based on multiple performance metrics. The use of multiple performance metrics encourages our executives to focus on the overall health of the business rather than a single financial measure. The Compensation Committee sets the performance metrics taking into consideration management forecasts and investor expectations that, while achievable, were not expected to be easily attainable.

Tax and Accounting Implications

        Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to a public company for compensation over $1 million paid to its named executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. While the Compensation Committee considers the impact of this section when developing and implementing the Company's executive officer compensation programs, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Compensation Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Grants of stock options and performance-based restricted stock units under our 2004 Long-Term Incentive Plan and cash awards under the 2011 Annual Incentive Plan are intended to qualify as "performance-based" awards under Section 162(m), but time-vested restricted stock units granted under our 2004 Long-Term Incentive Plan would not qualify.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                        THE COMPENSATION COMMITTEE
                        Jay E. Ricks, Chairman
                        John V. Sponyoe
                        Thomas E. Wheeler

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below provides earned compensation information for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated other employees who served as our executive officers as of December 31, 2011, whose total compensation earned for 2011 exceeded $100,000.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(4)	Non-Equity Incentive Plan Compensation (g)(5)	All Other Compensation (i)		Total (j)
Henry H. Graham, Jr.	2011	$621,850	$107,230	$1,216,272	$872,930	$621,850	$9,907	(6)	$3,450,040
Chief Executive	2010	$621,850	$—	$—	$—	$—	$18,471	(6)	$640,321
Officer	2009	$540,000	$—	$1,263,750	$—	$929,000	$33,238	(6)	$2,765,988
Dennis L. Randolph, Jr.	2011	$371,850	$—	$333,595	$652,594	$278,888	$12,460	(6)	$1,649,386
EVP, CFO and	2010	$371,850	$—	$—	$—	$—	$10,440	(6)	$382,290
Treasurer	2009	$300,000	$—	$695,063	$—	$427,500	$34,417	(6)	$1,456,980
Michael Q. Keegan	2011	$472,375	$—	$515,029	$872,930	$525,000	$10,154	(6)	$2,395,489
President and COO	2010	$461,851	$—	$—	$—	$—	$13,490	(6)	$475,341
	2009	$400,000	$—	$926,750	$—	$890,000	$33,128	(6)	$2,249,878
Daniel P. Dooley III(8)	2011	$400,000	$—	$159,796	$325,001	$542,352	$86,609	(7)	$1,513,758
EVP & President,	2010	$36,410	$250,000	$675,150	$—	$—	$—		$961,560
Telecommunication Services Division
James T. McLaughlin	2011	$351,850	$—	$315,662	$617,494	$263,888	$5,293	(6)	$1,554,186
EVP, General Counsel	2010	$351,850	$—	$—	$—	$—	$3,675	(6)	$355,525
	2009	$300,000	$—	$695,063	$—	$427,500	$27,458	(6)	$1,450,021

(1)
Includes amounts, if any, deferred by the named executive officer pursuant to the Company's 401(k) plan.

(2)
The 2011 amount for Mr. Graham is due to the balance owed to him for the target 2011 retention grant that could not be delivered in either stock options or restricted stock awards due to plan limitations.

(3)
The restricted stock award amounts reflect the fair market value on the grant date calculated by multiplying the number of shares or options awarded by the grant date fair value of the award. These award amounts for 2011 include time-based and performance-based awards. The performance-based awards are the projected awards determined probable to be earned by the named executives. See the estimated range of future payouts for these performance-based awards in the Grants of Plan-Based Awards Table. The grant date fair value of equity awards used in the table was calculated in accordance with ASC 718, exclusive of estimates made for forfeitures. Assumptions used in the determination of fair value are described in footnote seven to the Company's audited financial statements included in the Company's Form 10-K filed with the SEC on March 14, 2012.

(4)
The 2011 option award amounts reflect the fair market value on the grant date calculated by multiplying the number of options awarded by the grant date fair value of the award.

(5)
All named executive officers, except for Mr. Dooley, were paid 100%, 0% and 135% of their target non-equity incentive bonus for 2011, 2010 and 2009, respectively. Mr. Dooley, who joined the Company in November 2010, was paid 136% of his target non-equity incentive bonus for 2011 and was not eligible to receive a non-equity incentive bonus for 2010.

(6)
Other compensation for 2010 and 2011 include perquisites in the form of club membership and matching contributions pursuant to the Company's 401(k) plan. Other compensation for 2009 includes perquisites in the form of club membership, car allowance, supplemental life insurance premiums and supplemental medical benefits and matching contributions pursuant to the Company's 401(k) plan.

(7)
Amount for 2011 includes a housing allowance of $82,934 and matching contribution of $3,675 pursuant to the Company's 401(k) plan.

(8)
Mr. Dooley joined the Company in November 2010. For 2010, his salary would have been $400,000 on an annualized basis. His 2010 bonus represents a payment to induce him to leave his prior employer before December 31, 2010. He is required to return the bonus if he terminates his employment without good reason within 24 months after commencement of employment with the Company and to reimburse the Company to the extent that he receives any portion of his 2010 bonus from his prior employer.

 Grants of Plan-Based Awards Table

        The table below summarizes the amounts of awards made to the named executive officers under our 2004 Long-Term Incentive Plan (which includes our 2011 Corporate Executive LTIP, but not our 2011 Division President LTIP because no awards have yet been made under that program) during the year ended December 31, 2011.

									All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards								Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Name (a)	Grant Date (b)	Threshold ($)(c)(1)	Target ($)(d)(1)	Maximum ($)(e)(1)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
									(i)		(j)		(k)	(l)(6)
Henry H. Graham, Jr.		621,850	$621,850	$621,850
	7/27/2011				13,041	26,081	39,122	(2)						$397,477
	7/27/2011										92,608	(4)	$16.69	$808,403
	7/27/2011								49,059	(5)				$818,795
	7/27/2011										7,392	(5)	$16.69	$64,527
Dennis L. Randolph, Jr.		278,888	$278,888	$278,888
	7/27/2011				5,848	11,697	17,545	(2)						$178,261
	7/27/2011										41,533	(4)	$16.69	$362,554
	7/27/2011								9,307	(5)				$155,334
	7/27/2011										33,226	(5)	$16.69	$290,040
Michael Q. Keegan		525,000	$525,000	$525,000
	7/27/2011				8,232	16,465	24,697	(2)						$250,927
	7/27/2011										58,463	(4)	$16.69	$510,341
	7/27/2011								15,824	(5)				$264,103
	7/27/2011										41,537	(5)	$16.69	$362,589
Daniel P. Dooley III		40,000	$400,000	$800,000
	7/27/2011				5,243	10,485	15,728	(3)						$159,796
	7/27/2011										37,231	(5)	$16.69	$325,001
James T. McLaughlin		$263,888	$263,888	$263,888
	7/27/2011				5,534	11,068	16,602	(2)						$168,673
	7/27/2011										39,299	(4)	$16.69	$343,053
	7/27/2011								8,807	(5)				$146,989
	7/27/2011										31,439	(5)	$16.69	$274,441

(1)
The amounts in columns (c), (d), and (e) represent the range of potential cash payments to each named executive officer under the 2011 Annual Incentive Plan or in the case of Mr. Dooley his 2011 commission plan based on each named executive officer's salary and position as of December 31, 2011. Based on the company's performance against the pre-established targets for the year ended December 31, 2011, each target amount in column (d) was earned by each of the named executive officers with the exception of Mr. Dooley who earned 136% of the target amount in column (d).

(2)
The amounts in columns (f), (g), and (h) represent the estimated future payout range of performance-based awards under the 2011 Corporate Executive LTIP. The range of these estimated future payouts is 50% to 150% of the target payout based on pre-established targets of the Company's performance. The performance criteria will be measured through the end of 2013.

(3)
The amounts in columns (f), (g), and (h) represent the estimated future payout range of performance-based awards under the 2011 Division President LTIP. The range of these estimated future payouts is 50% to 150% of the target payout based on pre-established targets of the Company's and the Telecommunication Services Division's performance.

(4)
Amounts represent the grant of stock options in accordance with the 2011 Corporate Executive LTIP and in the case of Mr. Dooley the 2011 Division President LTIP.

(5)
Amounts represent Retention Grants of stock awards and stock options to each named executive officer under the 2004 Long-Term Incentive Program.

(6)
Amounts represent the grant date fair value determined in accordance with ASC 718, exclusive of estimates made for forfeitures, based on the number of awards indicated in columns (g) , (i) or (j) multiplied by the grant date fair value.

 Outstanding Equity Awards at Fiscal Year-End

        The table below summarizes the holdings of restricted stock, restricted stock awards and stock options by the named executive officers as of December 31, 2011.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)(1)
Henry H. Graham, Jr.	6/1/2006	9,019			$20.56	6/1/2016
	5/3/2007	100,000			$12.39	5/3/2017
	2/21/2008	29,861			$16.15	2/21/2018
	2/24/2009						25,000	(4)	$443,000
	7/27/2011		92,608	(2)	$16.69	7/27/2021
	7/27/2011		7,392	(3)	$16.69	7/27/2021
	7/27/2011						49,059	(5)	$869,325
	7/27/2011									13,041	(7)	$231,079
Dennis L. Randolph, Jr.	7/2/2003	399			$19.60	7/2/2013
	11/17/2003	1,164			$19.60	11/17/2013
	5/3/2007	53,026			$12.39	5/3/2017
	2/21/2008	9,124			$16.15	2/21/2018
	2/24/2009						13,750	(4)	$243,650
	7/27/2011		41,533	(2)	$16.69	7/27/2021
	7/27/2011		33,226	(3)	$16.69	7/27/2021
	7/27/2011						9,307	(5)	$164,920
	7/27/2011									5,848	(7)	$103,635
Mike Q. Keegan	11/17/2003	3,189			$19.60	11/17/2013
	6/1/2006	6,537			$20.56	6/1/2016
	5/3/2007	90,144			$12.39	5/3/2017
	2/21/2008	15,041			$16.15	2/21/2018
	2/24/2009						18,333	(4)	$324,861
	7/27/2011		58,463	(2)	$16.69	7/27/2021
	7/27/2011		41,537	(3)	$16.69	7/27/2021
	7/27/2011						15,824	(5)	$280,401
	7/27/2011									8,232	(7)	$145,880
Daniel P. Dooley III	11/29/2010						23,333	(6)	$413,467
	7/27/2011		37,231	(2)	$16.69	7/27/2021
	7/27/2011									5,243	(7)	$92,900
James T. McLaughlin	5/3/2007	51,965			$12.39	5/3/2017
	2/21/2008	9,124			$16.15	2/21/2018
	2/242010						13,750	(4)	$243,650
	7/27/2011		31,439	(2)	$16.69	7/27/2021
	7/27/2011		39,299	(3)	$16.69	7/27/2021
	7/27/2011						8,807	(5)	$156,060
	7/27/2011									5,534	(7)	$98,061

(1)
Market value based on December 31, 2011 closing price of $17.72.

(2)
These amounts represent the option awards earned by each named executive officer under the 2011 Long-Term Incentive Plan. These awards will vest ratably over a three year period from date of initial grant.

(3)
These amounts represent the one-time grant of option awards to each named executive officer during 2011 under the 2004 Long-Term Incentive Program. These awards will vest annually on a ratable basis over a three year period from date of initial grant.

(4)
These amounts represent the equity awards earned by each named executive officer under the 2009 Long-Term Incentive Plan. 33% of these awards vested on February 24, 2010 and 33% vested February 24, 2011. The remaining 34% will vest on February 24, 2012.

(5)
These amounts represent the one-time grant of equity awards earned by each named executive officer during 2011 under the 2004 Long-Term Incentive Program. These awards will vest annually on a ratable basis over a three year period from date of initial grant.

(6)
This restricted stock award was granted to Mr. Dooley in connection with his commencement of employment. 33% vested on November 29, 2011 and the remaining will vest annually on a ratable basis over the following two years.

(7)
These amounts represent the performance-based equity awards to be granted based on the threshold determined by the 2011 Long-Term Incentive Plan. See the Grants Plan-Based Awards Table for the definition and expected range of future payouts. 50% of these awards will vest at the conclusion of the performance period and the remaining 50% will vest on January 1, 2014.

 Option Exercises and Stock Vested

        The table below summarizes the options exercised and the restricted stock awards vested during the year ended December 31, 2011.

			Stock Awards
	Option Awards
			Number of Shares Acquired On Vesting (#) (d)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Value Realized on Vesting ($)(1) (e)
Henry H. Graham, Jr.	—	$—	34,751	$727,860
Dennis L. Randolph, Jr.	—	$—	18,418	$379,492
Michael Q. Keegan	—	$—	23,245	$486,867
Daniel P. Dooley III	—	$—	11,667	$216,131
James T. McLaughlin	—	$—	18,980	$392,361

(1)
Value equals number of shares multiplied by the market value on vesting date.

DIRECTOR COMPENSATION

        The Compensation Committee of our board of directors determines annually the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursements that directors receive for participating on, and for attending meetings of, our board of directors and committees of the board. The Compensation Committee generally seeks to set director compensation using data from the peer group. In 2011, the Compensation Committee considered a market study of director compensation previously performed in 2009 by The Bostonian Group, an independent compensation consulting firm engaged by the committee, as well as information contained in the Equilar databases.

        In 2011, we paid each director who was not an employee of the Company an annual retainer fee of $50,000, $2,000 per meeting for participation in a meeting of the board of directors, and $1,000 per day for participation in meetings of the committees of the board of directors. We also paid our non-executive Chairman and the chairman of our Audit Committee an additional annual retainer fee of $20,000, and the chairmen of each of the other committees of our board of directors an additional annual retainer fee of $10,000. All annual retainer fees were to be payable in four equal quarterly increments. Additionally, we paid the chairman of the Special Committee a fee of $59,500 ($14,000 per month for four months and one week of service), and the other members of the Special Committee each received fees of $51,000 ($12,000 per month for four months and one week of service).

        We also award each director who is not an employee of the Company equity compensation. During 2011, we granted each such director that number of stock options and shares of restricted stock equal to $100,000, with 65% of the value of each director's grants in the form of stock options and the remaining 35% in the form of restricted stock. The grants of stock options and restricted shares vest quarterly in equal installments over the twelve months of the director's term on our board of directors. The stock options were granted at the fair market value of our common stock on the date of grant and the grants of shares of restricted stock were calculated using the closing price of our common stock on the New York Stock Exchange on the date of the grant.

        In October 2004, our board of directors established a stock ownership guideline for non-employee directors to enhance the link between director and stockholder interests. Each non-employee director is required to own stock of the Company equal in value to $100,000 within two years of the later of joining the board or the adoption of the stock ownership guideline. Our board of directors currently is reviewing the Company's stock ownership guidelines and, upon completion of this review, may amend these guidelines in accordance with market practices.

        We reimburse all of our directors for reasonable out-of-pocket expenses related to attending board, committee and stockholder meetings.

Director Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2011.

	(b)	(c)	(d)
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	(h)
(a)				Total ($)
Name
John B. Benton	$143,500	$35,009	$64,994	$243,503
Stephen X. Graham	$139,000	$35,009	$64,994	$239,003
Jay E. Ricks	$124,000	$35,009	$64,994	$224,003
John V. Sponyoe	$134,000	$35,009	$64,994	$234,003
Thomas E. Wheeler	$114,000	$35,009	$64,994	$214,003

(1)
Amount equals the grant date fair value of the stock and option awards.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	2,369,061	(2)	17.66	(3)	828,632	(4)
Equity compensation plans not approved by security holders

Total	2,369,061		17.66		828,632

(1)
Consists of the 2004 Long-Term Incentive Plan, as amended, and our 2001 Founders' Stock Option Plan, as amended (the "2001 Plan").

(2)
Includes 691,381 shares of common stock subject to restricted stock awards that will entitle the holders to one share of common stock for each such unit that vests over the holders' period of continued service and 1,677,680 shares of common stock subject to stock options that will entitle the holders, upon exercise, to one share of common stock for each such option that vests over the holders' period of continued service.

(3)
Calculated without taking into account 691,381 shares of common stock subject to outstanding restricted stock awards that will become issuable as those awards vest, without any cash consideration or other payment required for such shares.

(4)
Includes shares of common stock available for future issuance under the 2004 Long-Term Incentive Plan. As of December 31, 2011, 828,632 shares of common stock were available for issuance under the 2004 Long-Term Incentive Plan. Shares reserved for issuance under the 2004 Long-Term Incentive Plan may be issued upon the exercise of stock options, through stock issuances or pursuant to restricted stock unit awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. As of December 31, 2011, no shares of common stock were available for grant under the 2001 Plan. Shares reserved for issuance under the 2001 Plan may be issued upon the exercise of outstanding stock options that vest upon the completion of designated service periods.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        The following is a description of the employment agreements and severance and change of control arrangements with respect to each named executive officer. The amount of compensation payable to each named executive officer upon termination without cause, termination for good reason and termination following a change of control is shown below.

Employment Agreements and Severance Arrangements

        The Company's board of directors, upon the recommendation of the Compensation Committee, approved the adoption of the TNS, Inc. Executive Severance Benefit Plan (the "Severance Plan") effective March 1, 2012 and approved corresponding amendments to the employment agreements with our named executive officers. The Severance Plan provides for the payment of termination benefits to Messrs. H. Graham, Keegan, Randolph, Dooley, McLaughlin and other executives participating in the

Plan who are subject to qualifying employment terminations. By virtue of the Severance Plan and the amendments to the employment agreements, the terms of the Severance Plan replace and supersede the termination benefits previously provided in the employment agreements with Messrs. H. Graham, Keegan, Randolph, Dooley and McLaughlin. Among other things, the combination of the Severance Plan and amendments to the employment agreements resulted in the elimination of the excise tax gross-up payment on behalf of the executive with respect to excess parachute payments under Section 280G of the Internal Revenue Code as well as the elimination of the continuation of the payment by the Company of club dues as part of the executive's severance benefits upon certain terminations from employment.

Executive Severance Benefit Plan

        Subject to certain exceptions described below, the Severance Plan provides that, effective March 1, 2012, if a named executive officer is terminated without "cause" or if he resigns for "good reason" outside the context of a change in control, he would be entitled to receive (i) payment of accrued compensation, (ii) payment of the pro rata portion of the annual performance bonus he would have otherwise received for the year in which termination occurs, based upon actual achievement of the performance goals, (iii) payment of his then current base salary (for two years for a Tier I Executive and for one year for a Tier II Executive), (iv) continuation of health and life insurance benefits (for two years for a Tier I Executive and for one year for a Tier II Executive) or such earlier date as he obtains other employment providing such coverage, and (v) the immediate vesting of any outstanding stock options, stock appreciation rights, restricted stock and restricted stock units. The Severance Plan provides that if the named executive officer's employment with the Company is terminated without cause or if he resigns for good reason during the period of 24 months after a change in control or during the six months prior to a change in control in connection with or in anticipation of such change in control, he will be entitled to receive (i) payment of accrued compensation, (ii) payment of the pro rata portion of the annual performance bonus he would have otherwise received for the year in which termination occurs, based upon actual achievement of the performance goals, (iii) payment of a multiple (two times for a Tier I Executive and one times for a Tier II Executive) of the sum of his then current base salary plus the average of his annual performance bonus for the past three years, (iv) continuation of health and life insurance benefits (for two years for a Tier I Executive and for one year for a Tier II Executive) or such earlier date as he obtains other employment providing such coverage, and (v) the immediate vesting of any outstanding stock options, stock appreciation rights, restricted stock, restricted stock units and non-qualified deferred compensation benefits. The named executive officer may elect to have any stock options or stock appreciation rights cashed out for a payment equal to the excess of the fair market value of the subject shares over the exercise or base price of the subject stock options or stock appreciation rights.

        For purposes of the Severance Plan, Messrs. H. Graham and Keegan are designated as "Tier I Executives" and Messrs. Randolph, Dooley and McLaughlin are designated as "Tier II Executives."

        The Severance Plan provides that, if a named executive officer becomes entitled to any payments and benefits related to a termination of employment after the occurrence of a change of control and if such payments and benefits would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code that would be subject to the excise tax imposed on such payments and benefits, such payments and benefits will be limited to the larger of (i) the largest amount that would result if no portion of the payments and benefits were subject to the excise tax, or (ii) the payments and benefits after taking into account all applicable federal, state, foreign, local and other income, employment and excise taxes. The Company will provide an additional payment equal to the federal, state and local income and employment taxes on the amounts paid by the company for health and life insurance premiums. In addition, if any payment under the Severance Plan is "deferred compensation" under Section 409A of the Internal Revenue Code and not otherwise exempt from

Section 409A, the payments to such certain named executive officer may be delayed for up to six months.

        Under the Severance Plan, "good reason" other than in the context of a change in control means that the Company (i) relocates its general and administrative offices to an area other than the Washington, D.C. area, (ii) assigns duties to the executive that are substantially inconsistent with the responsibilities of his specific executive position or makes a substantial adverse alteration to those responsibilities, (iii) diminishes the executive's title, (iv) reduces the executive's annual base salary, or (v) materially reduces the retirement, health insurance and life insurance benefits provided to such executive in the aggregate. "Good reason" in the context of a change in control means (i) the assignment to the executive of any duties inconsistent with the executive's position or any other action that results in a diminution in such position, (ii) a reduction in the executive's base salary, (iii) a relocation of the executive's principal business office to a location that increases the executive's one-way commute by more than 25 miles, (iv) a failure to maintain a retirement, pension or savings plan or any life insurance, health, dental or disability or other insurance plan providing benefits at least as beneficial in the aggregate as those benefits provided by those benefit plans in which the executive participated immediately before the beginning of the 24 month period after the occurrence of a change of control, or (v) any acquirer, successor or assignee of the Company fails to assume the obligations under the Severance Plan.

        Under the Severance Plan, "cause" means (i) commission of a felony or any crime involving moral turpitude, (ii) any act or omission involving dishonesty or fraud with respect to the company or any of its affiliates or any of their customers or suppliers, (iii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the board of directors (other than any such failure resulting from the executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure, (iv) gross negligence or willful misconduct by the executive with respect to the Company or any of its affiliates (including, without limitation, disparagement that adversely affects the Company's reputation or any of its affiliates), or (v) material breach by executive of the sections of any written agreement between the executive and the Company or any of its affiliates, including agreements with respect to non-competition, non-solicitation, confidentiality and proprietary rights.

        A "change in control" shall be deemed to have occurred if (i) any person is or becomes beneficial owner, directly or indirectly, of 30 percent or more of the Company's voting securities, (ii) during any period of two consecutive years, the following persons cease for any reason to constitute a majority of the board: individuals who at the beginning of such period constitute the board and new directors each of whose election to the board or nomination for election to the board by the Company's security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in persons who own the voting securities of the company outstanding immediately before the merger or consolidation continuing to own a majority of the Company's voting securities or of such surviving entity outstanding immediately after such merger or consolidation, or (iv) the Company's security holders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all its our assets.

Employment Agreements

        Each of our named executive officers is party to an employment agreement with the Company. Effective March 1, 2012, the employment agreement for each named executive officer was amended to, among other things, (i) replace the severance pay and benefit provisions of the employment agreement with the terms and conditions of the Severance Plan, and (ii) establish a term for the employment agreement that expires on December 31, 2012, and to eliminate the successive one-year extensions of the agreement in the absence of non-renewal by either of the parties to the agreement (i.e., the elimination of the "evergreen clause").

        Mr. H. Graham has served as our Chief Executive Officer since September 2006. He is employed pursuant to an Employment Agreement dated March 10, 2006, as amended. For 2011, Mr. H. Graham's annual base salary is $621,850, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. H. Graham is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2011 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2011 was 200%, based upon the achievement of certain performance metrics and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. H. Graham is entitled to certain insurance, leave and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. Keegan has served as our President and Chief Operating Officer since December 2011 and as our Chief Operating Officer since January 2007. He is employed pursuant to an Employment Agreement dated March 10, 2006, as amended. Until his promotion to President and Chief Operating Officer, Mr. Keegan's annual base salary was $461,850. From December 2011, Mr. Keegan's annual base salary is $525,000, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the board. In addition, Mr. Keegan is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2011 was 100%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2011 was 170%, based upon the achievement of budgetary and other objectives set by the Compensation Committee and our board of directors. Finally, Mr. Keegan is entitled to certain insurance, leave and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Pursuant to an employment agreement entered by us in August 2007, as subsequently amended, Mr. Randolph serves as the Company's Executive Vice President, Chief Financial Officer and Treasurer. For 2011, Mr. Randolph's annual base salary is $371,850, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. Randolph is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2011 was 75%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2011 was 150%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. Randolph is entitled to certain insurance, leave and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Pursuant to an employment agreement entered on November 29, 2010, Mr. Dooley serves as the President and General Manger of the Telecommunication Services Division of Transaction Network Services, Inc., our operating subsidiary. Mr. Dooley's annual base salary is $400,000, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. Dooley is eligible for an annual incentive bonus targeted to 100% of his annual base salary and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2011 was 125%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. Dooley is entitled to certain insurance, leave and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Mr. McLaughlin has served as our Executive Vice President, General Counsel and Secretary since January 2007. He is employed pursuant to an Employment Agreement entered by us in January 2007, as amended. For 2011, Mr. McLaughlin's annual base salary is $351,850, subject to any future increase as determined by the board of directors based upon the achievement of budgetary or other objectives set by the Compensation Committee and our board of directors. In addition, Mr. McLaughlin is eligible for an annual incentive bonus targeted to a percentage of his annual base salary, which for 2011 was 75%, and an annual long term incentive bonus award targeted to a percentage of his annual base salary, which for 2011 was 150%, in accordance with the terms of the Company's Long-Term Incentive Plan. Finally, Mr. McLaughlin is entitled to certain insurance, leave and other fringe benefits and is eligible to participate in all other employee benefit plans and programs offered by the Company to its senior executives generally, in accordance with the terms of those plans and programs.

        Each of the employment agreements for Messrs. H. Graham, Keegan, Randolph, Dooley and McLaughlin, as amended, provide for a term ending on December 31, 2012. Each executive shall serve in his respective executive position until (i) his disability or death, (ii) his decision to terminate his employment relationship with us for or without good reason or (iii) the decision by our board of directors to terminate his employment with or without cause.

        Each of our named executive officers has agreed to protect the confidentiality of our proprietary and confidential information. Messrs. H. Graham and Keegan also have agreed not to compete with us or solicit our employees or customers for a period of two years if he is terminated without cause or resigns for good reason, or for a period of one year if he is terminated for any other reason, while Messrs. Randolph, Dooley and McLaughlin have agreed not to compete with us or solicit our employees or customers for a period of one year if he is terminated for any reason or resigns for good reason.

        The following table sets forth the estimated payments and benefits that would have been provided to Messrs. H. Graham, Keegan, Randolph, Dooley and McLaughlin if their respective employment had been terminated after March 1, 2012, by the Company without cause or such executive for good reason:

Termination without Change of Control

Name	Severance Payments ($)(1)	Health Benefits ($)(2)	All Other Compensation ($)(3)	Total ($)
Henry H. Graham, Jr.	$1,243,700	$42,352	$595	$1,286,647
Michael Q. Keegan	$1,050,000	$42,352	$595	$1,092,947
Dennis L. Randolph, Jr.	$371,850	$21,176	$298	$393,324
Daniel P. Dooley III	$400,000	$21,176	$298	$421,474
James T. McLaughlin	$351,850	$21,176	$298	$373,324

(1)
The Severance Payment is a continuation of the executive's current base salary for a period of two years for Mr. Graham and Mr. Keegan, and one year for Mr. Randolph, Mr. Dooley and Mr. McLaughlin.

(2)
The amount represents an estimate of health benefits at the current 2011 COBRA rates of $21,176 during the respective severance periods for each named executive officer.

(3)
The amount represents the cost of continuation of life insurance for each named executive officer during their respective severance periods.

        The following table sets forth the established payments and benefits that would have been provided to Mr. H. Graham, Mr. Keegan, Mr. Randolph, Mr. Dooley and Mr. McLaughlin if a change of control occurred and their respective employment had been terminated after March 1, 2012, by the Company without cause or such executive for good reason:

Termination Following Change of Control

Name	Severance Payments ($)(1)	Health Benefits ($)(2)	All Other Compensation ($)(3)	Options Awards/ Restricted Shares ($)(4)	Total ($)
Henry H. Graham, Jr.	$2,223,033	$42,352	$595	$2,226,287	$4,492,267
Michael Q. Keegan	$1,832,817	$42,352	$595	$1,358,224	$3,233,988
Dennis L. Randolph, Jr.	$583,362	$21,176	$298	$886,160	$1,490,996
Daniel P. Dooley III	$942,352	$21,176	$298	$544,715	$1,508,540
James T. McLaughlin	$565,029	$21,176	$298	$861,929	$1,448,432

(1)
The Severance Payment is a lump sum payment of an amount equal to two times for Mr. Graham and Mr. Keegan, and one times for Mr. Randolph, Mr. Dooley and Mr. McLaughlin their average annual compensation as of December 31, 2011 (which equals the average of the executive's annual base salary and accrued annual incentive awards during the past three years).

(2)
The amount represents an estimate of health benefits at the current 2011 COBRA rates of $21,176 during the respective severance periods for each named executive officer.

(3)
The amount represents the cost of continuation of life insurance for each named executive officer during their respective severance periods.

(4)
The amount represents the fair market value of unvested restricted shares at the closing price of $17.72 on December 31, 2011 and the value of outstanding stock option awards.

Severance Arrangements as of December 31, 2011

        The following is a description of the severance and change of control arrangements with respect to each named executive officer assuming that such terminations were effective as of December 31, 2011. As noted above, the severance arrangements in place on December 31, 2011 have been replaced pursuant to the adoption of the Severance Plan and the 2012 amendments to the employment agreements with each named executive officer. The following are estimates of the amounts which would be paid to the named executives upon their termination assuming it was effective on December 31, 2011. The actual amounts to be paid could only have been determined at the time of such executive's actual separation from the Company.

        Under the employment agreements in effect on December 31, 2011, "good reason" (other than in the context of a change of control) meant that we (i) move our offices to an area other than the Washington, D.C. area, (ii) assign duties to the executive that are substantially inconsistent with the responsibilities of his specific executive position or we make a substantial adverse alteration to those responsibilities, (iii) diminish the executive's title, (iv) reduce the executive's annual base salary or (v) materially reduce the benefits provided to such executive, and "cause" meant (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers, (ii) substantial failure on the part of the executive in his performance of the duties of the office held by him as reasonably directed by the Chief Executive Officer and/or the board (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after notice to the executive and a reasonable opportunity to cure, (iii) gross negligence or willful misconduct by the executive with respect to the Company or any of its affiliates (including, without limitation, disparagement that adversely affects the reputation of the Company or any of its affiliates) or (iv) any material breach by executive of the sections of the employment agreement pertaining to executive's duties, non-competition or confidentiality.

        On December 31, 2011, the employment agreements with our named executive officers provided that if such executive was terminated without cause or if he resigned for good reason outside the context of a change of control, he would be entitled to receive (i) payment of his then current base salary for two years thereafter for Mr. H. Graham and Mr. Keegan and one year thereafter for Mr. Randolph, Mr. Dooley and Mr. McLaughlin, (ii) payment of other accrued compensation and (iii) continuation of certain insurance and other fringe benefits for two years for Mr. H. Graham and Mr. Keegan and one year thereafter for Mr. Randolph, Mr. Dooley and Mr. McLaughlin. If any of our named officers had been terminated without cause or had resigned for good reason as of December 31, 2011, the total severance payments due to such executive would have been substantially similar to the amounts set forth in the table denoted as Termination without Change of Control on page 34 above, with the exception that Mr. H. Graham and Mr. Keegan each also would have been entitled to receive continuation of club membership dues for two years thereafter.

        Each of Mr. Graham's, Mr. Keegan's, Mr. Randolph's and Mr. McLaughlin's employment agreement on December 31, 2011, provided that if his employment with the Company was terminated under certain circumstances during the period of 24 months after a change of control, he would be entitled to the payment of cash benefits, the continuation of health, retirement and fringe benefits as well as the immediate vesting of any outstanding stock options, stock appreciation rights and restricted stock, as described below. If Mr. Graham's, Mr. Keegan's, Mr. Randolph's or Mr. McLaughlin's employment with the Company was terminated during the 24-month period after a change of control for cause or he resigns (other than for good reason), we would have no obligation to provide that executive the benefits described below.

        Pursuant to their respective employment agreements in effect on December 31, 2011, in the event Mr. Graham's, Mr. Keegan's, Mr. Randolph's or Mr. McLaughlin's employment with us was terminated during the 24 month period after a change of control due to disability or death or without cause, or he resigned for good reason, the executive would be entitled to (provided that he executed and delivered to us a general release instrument): (i) receive a lump sum payment of an amount equal to 2.99 times for Mr. H. Graham and Mr. Keegan, and 1.99 times for Mr. Randolph and Mr. McLaughlin, his then average annual compensation (which equals the average of the executive's annual base salary and accrued annual and long term incentive awards during the past three years), (ii) receive payment of other accrued compensation and benefits, (iii) exercise all outstanding stock options (which shall become immediately vested), (iv) treat all shares of restricted stock as vested in full and (v) Messrs. H. Graham and Keegan receive the continuation of certain insurance and other fringe benefits for three years, and Mr. Randolph and Mr. McLaughlin receive the continuation of certain insurance benefits for two years.

        The agreements in effect on December 31, 2011 provided that, if Mr. Graham, Mr. Keegan, Mr. Randolph or Mr. McLaughlin became entitled to any payments and benefits related to a termination of employment after the occurrence of a change of control and if such payments equaled or exceeded 110% of three times the executive's "base amount" determined for IRS purposes, the Company would pay an additional amount equal to the sum of any excise tax imposed by the IRS to place the executive in the same after-tax position as if no such excise tax had been imposed and no additional amount had been paid to him.

        Pursuant to the terms of the employment agreements in effect on December 31, 2011: "change of control" meant an event that would be required to be reported under the Securities Exchange Act, as amended, whether or not we are then subject to such reporting requirements; provided that, without limitation, a change in control shall be deemed to have occurred if (i) any person is or becomes beneficial owner, directly or indirectly, of 25 percent or more of our voting securities, (ii) during any period of two consecutive years, the following persons cease for any reason to constitute a majority of the board: individuals who at the beginning of such period constitute the board and new directors each of whose election to the board or nomination for election to the board by our security holders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, (iii) our security holders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent a majority of our voting securities or of such surviving entity outstanding immediately after such merger or consolidation or (iv) our security holders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets; and "good reason" in the context of a change of control meant (a) the assignment to the executive of any duties inconsistent with the executive's position or any other action that results in a diminution in such position, (b) a reduction by us in the executive's base salary, (c) a failure by us to maintain plans providing benefits at least as beneficial as those provided by any benefit or compensation plan in which the executive was participating immediately before the beginning of the 24 month period after the occurrence of a change of control, (d) a requirement by us to base the executive at any office or location in excess of 25 miles from his office location immediately before the beginning of the 24 month period after the occurrence of a change of control, (e) any purported termination by us for cause otherwise than as provided in his employment agreement or (f) any failure by us to obtain the assumption of the obligations contained in his employment agreement by any successor.

        The following table lists the named executive officers and the estimated amounts they would have become entitled to under their then-current employment agreements had their employment with Company terminated on December 31, 2011 under the change of control circumstances described above.

Name	Severance Payments ($)(1)	Health Benefits ($)(2)	All Other Compensation ($)(3)	Options Awards/ Restricted Shares ($)(4)	Total ($)(5)
Henry H. Graham, Jr.	$5,784,834	$63,528	$19,589	$2,226,287	$8,094,237
Michael Q. Keegan	$4,422,453	$63,528	$20,330	$1,358,224	$5,864,534
Dennis L. Randolph, Jr.	$1,980,690	$42,352	$595	$886,160	$2,909,797
James T. McLaughlin	$1,879,399	$42,352	$595	$861,929	$2,784,275

(1)
The Severance Payment is a lump sum payment of an amount equal to 2.99 times for Mr. Graham and Mr. Keegan, and 1.99 times for Mr. Randolph and Mr. McLaughlin their average annual compensation as of December 31, 2011 (which equals the average of the executive's annual base salary and accrued annual and long-term incentive awards during the past three years).

(2)
The amount represents an estimate of health benefits at the current 2011 COBRA rates of $21,176 during the respective severance periods for each named executive officer.

(3)
The amount represents the cost of continuation of life insurance for each named executive officer as well as the continuation of club dues for Mr. Graham and Mr. Keegan during their respective severance periods.

(4)
The amount represents the fair market value of unvested restricted shares at the closing price of $17.72 on December 31, 2011 and the value of outstanding stock option awards.

(5)
If the named executive officer is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the executive would receive a tax gross-up payment. No amounts have been included in the total change in control benefit amount to account for any such gross-up payments.

 SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

        The following table shows the number of shares of our common stock beneficially owned as of March 31, 2012 (unless otherwise indicated) by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement, and (iv) all of our directors and executive officers as a group.

        The number of shares beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or the vesting of any other right. Accordingly, this table includes shares that each person has the right to acquire on or before May 30, 2012. Unless otherwise indicated, to our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

        To compute the percentage ownership of any stockholder or group of stockholders in the following table, the total number of shares of common stock beneficially owned and deemed outstanding as of March 31, 2012 is 24,429,479 shares (which number does not include 19,414 shares held by us as treasury shares), plus any shares that a holder or group of holders could acquire upon exercising any options on or before May 30, 2012, plus restricted stock units held by that holder or group of holders vesting on or before May 30, 2012.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares	Percent
Federated Investors, Inc.(1)	3,410,495	13.96%
FMR LLC(2)	2,590,551	10.60%
Stadium Capital(3)	1,600,865	6.55%
BlackRock Inc.(4)	1,413,916	5.79%
Henry H. Graham, Jr.(5)	644,000	2.62%
Michael Q. Keegan(6)	238,321	*
Dennis L. Randolph, Jr.(7)	140,584	*
James T. McLaughlin(8)	132,212	*
Daniel P. Dooley III	0	*
John B. Benton(9)	89,103	*
John V. Sponyoe(10)	53,892	*
Stephen X. Graham(11)	53,802	*
Jay E. Ricks(12)	38,253	*
Thomas E. Wheeler(13)	17,313	*
All directors and executive officers as a group (16 persons)(14)	1,908,509	7.61%

*
Percentage is less than 1% of all outstanding shares of common stock.

(1)
Based on a Schedule 13G/A filed with the SEC on February 9, 2012, by Federated Investors, Inc. as parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that beneficially own the shares above. Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the parent. All of the parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust, the trustees of which are John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue. The address for Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2012, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,590,551 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Advisor Small Cap Fund, amounted to 2,514,451 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. The address for Fidelity and Fidelity Advisor Small Cap Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
Based on a Schedule 13G/A filed with the SEC on February 13, 2012. Alexander M. Seaver and Bradley R. Kent are the Managing Members of Stadium Capital Management, LLC. The address for Stadium Capital Management, LLC is 199 Elm Street, New Canaan, CT 06840.

(4)
Based on the Schedule 13G/A filed with the SEC on February 8, 2012. The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Includes 138,880 shares issuable to Mr. H. Graham upon exercise of options currently exercisable or exercisable by Mr. H. Graham within 60 days and zero shares issuable to Mr. Graham upon vesting of restricted stock awards within 60 days.

(6)
Includes 114,911 shares issuable to Mr. Keegan upon exercise of options currently exercisable or exercisable by Mr. Keegan within 60 days and zero shares issuable to Mr. Keegan upon vesting of restricted stock awards within 60 days.

(7)
Includes 63,713 shares issuable to Mr. Randolph upon exercise of options currently exercisable or exercisable by Mr. Randolph within 60 days and zero shares issuable to Mr. Randolph upon vesting of restricted stock awards within 60 days.

(8)
Includes 61,089 shares issuable to Mr. McLaughlin upon exercise of options currently exercisable or exercisable by Mr. McLaughlin within 60 days and zero shares issuable to Mr. McLaughlin upon vesting of restricted stock awards within 60 days.

(9)
Includes 49,776 shares issuable to Mr. Benton upon exercise of options currently exercisable or exercisable by Mr. Benton within 60 days and 545 shares issuable to Mr. Benton upon vesting of restricted stock awards within 60 days.

(10)
Includes 18,421 shares issuable to Mr. Sponyoe upon exercise of options currently exercisable or exercisable by Mr. Sponyoe within 60 days and 545 shares issuable to Mr. Sponyoe upon vesting of restricted stock awards within 60 days.

(11)
Includes 21,145 shares issuable to Mr. S. Graham upon exercise of options currently exercisable or exercisable by Mr. S. Graham within 60 days and 545 shares issuable to Mr. S. Graham upon vesting of restricted stock awards within 60 days.

(12)
Includes 17,479 shares issuable to Mr. Ricks upon exercise of options currently exercisable or exercisable by Mr. Ricks within 60 days and 545 shares issuable to Mr. Ricks upon vesting of restricted stock awards within 60 days.

(13)
Includes 9,865 shares issuable to Mr. Wheeler upon exercise of options currently exercisable or exercisable by Mr. Wheeler within 60 days and 545 shares issuable to Mr. Wheeler upon vesting of restricted stock awards within 60 days.

(14)
Includes 625,267 shares issuable to the group upon exercise of options currently exercisable or exercisable by the group within 60 days and 9,762 shares issuable to the group upon vesting of restricted stock awards within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2011 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

 PROPOSAL 2—RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed, subject to ratification by the stockholders, the firm of Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. Ernst & Young LLP has audited our consolidated financial statements for the fiscal years ended December 31, 2011, 2010, 2009, 2008, 2007, 2006, 2005 and 2004. A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent registered public accounting firm. If the stockholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.

        Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEE INFORMATION

Services and Fees and Expenses of Ernst & Young LLP During 2011 and 2010

        The following table presents fees for professional audit and other services rendered by our independent registered public accountant, Ernst & Young LLP, for the years ended December 31, 2010 and 2011.

	Year Ended December 31, 2010	Year Ended December 31, 2011
Audit Fees(1)	$1,183,983	$1,251,320
Audit-related fees(2)	$38,000	$52,379
Tax fees(3)	$44,001	$71,142
All other fees(4)	$20,189	$—

Total fees	$1,286,173	$1,374,842

(1)
Audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports, audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002 and services that are normally provided by the independent registered public accounting firm in connection with statutory regulatory filings for those fiscal years.

(2)
Audit-related fees include fees associated with the audit of our employee benefit plan and due diligence services related to fees associated with mergers and acquisitions.

(3)
Tax fees include fees for tax services such as tax compliance, tax advice and tax planning.

(4)
All other fees include fees for risk advisory services related to network infrastructure security.

        The Audit Committee requires the Company to obtain pre-approval by the Audit Committee for all audit and permissible non-audit related fees incurred with our independent registered public accounting firm. The Audit Committee has adopted additional pre-approval policies and procedures. All audit and tax fees were approved in advance by the Audit Committee. When it is efficient to do so, we use third parties other than our auditors to perform non-audit work, such as tax work, on behalf of the Company.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee's primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited consolidated financial statements, the systems of internal controls over financial reporting that management and the board of directors have established and the overall audit process. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with management, and the Company's independent registered public accounting firm, the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2011, management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2011 and the independent registered public accountant's evaluation of the Company's system of internal control over financial reporting as of December 31, 2011. Management of the Company has the primary responsibility for the consolidated financial statements. Management has represented to the Audit Committee that the Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm, Ernst & Young LLP, was engaged to audit the Company's consolidated financial statements and to express an opinion on the conformity of such consolidated financial statements with GAAP, and to report on the effectiveness of the Company's system of internal control over financial reporting. Prior to engaging Ernst &Young LLP, the Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit.

        The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200 T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the Ernst & Young LLP's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

        During 2011, the Audit Committee reviewed quarterly financial statements and earnings releases of the Company. At each meeting held during the year, the Audit Committee met with the Company's Vice President of Financial Compliance and with Ernst & Young LLP, with and without management present.

        The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes Oxley Act of 2002, the rules of the SEC and the listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements be included in the TNS Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

                      Audit Committee
                      Stephen X. Graham, Chairman
                      John B. Benton
                      John V. Sponyoe

 PROPOSAL 3—ADVISORY VOTE REGARDING
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Description of Proposal

        Pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

        As discussed in our Compensation Discussion and Analysis starting on page 13, our executive compensation program is designed to:

  •
  motivate executives to achieve specific annual, long-term and strategic goals and manage the Company for sustained long-term growth;

  •
  align executives' interests with those of the stockholders by rewarding our executives for superior performance; and

  •
  attract and retain highly qualified and industrious executives who contribute to the Company's long-term success.

        We believe that we have effectively achieved these key objectives by:

  •
  providing that the majority of total compensation to the Company's named executive officers will be in the form of incentive compensation, with a significant portion of each such officer's compensation targeted to be equity based so as to align the executive's compensation with the interests of the Company's stockholders;

  •
  establishing annual incentive plans providing for the annual payment of cash bonuses to named executive officers and other executives who contributed to the long-term success of the Company based upon the Company's achievement of an adjusted earnings per share target;

  •
  establishing a Corporate Executive LTIP providing for awards of restricted stock units and stock options a portion of which is based upon the Company's achievement of a multi-year gross revenues, Adjusted EBITDA and Relative TSR targets; and

  •
  establishing a Division President LTIP providing for awards of restricted stock units and stock options a portion of which is based upon the Company's achievement of multi-year Adjusted EBITDA and Relative TSR targets and the division president's achievement of a multi-year gross revenues target for his division.

        The advisory resolution set forth below, commonly known as a "Say-on-Pay" proposal, gives our stockholders the opportunity to express your views on our executive compensation program for our named executive officers, which includes our Chief Executive Officer and the other individuals named in the Summary Compensation Table that follows the Compensation Discussion and Analysis. As discussed in our Compensation Discussion and Analysis above, in recognition of the low level of support the "Say-on-Pay" proposal received at our 2011 annual meeting of stockholders, the Compensation Committee engaged an independent compensation consultant to review our executive pay practices and following the completion of this review we amended certain aspects of our executive compensation program.

        The "Say-on-Pay" proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement. The resolution does not address the matters disclosed under the headings "Director Compensation" or "Risk Considerations," nor is it intended to indicate your approval of future "golden parachute" payments. We will seek stockholder approval of any "golden parachute" payments at the time of any transaction triggering such payments to the extent required by applicable law. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders of TNS, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in TNS, Inc.'s Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and narrative discussions and the other related tables and disclosure."

Voting Matters

        As provided by the Dodd-Frank Act, this vote is advisory, and therefore not binding on TNS, Inc., the board of directors or the Compensation Committee. However, the board of directors and Compensation Committee value the views of our stockholders and to the extent there is any significant vote against the named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        Approval of the say-on-pay proposal will require the affirmative vote of a majority of the votes cast, and abstentions and broker non-votes, if any, will not be counted as votes cast and would have no effect on the result of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 STOCKHOLDER PROPOSALS FOR
OUR 2013 ANNUAL MEETING OF STOCKHOLDERS

        Generally, our bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 90 days before the date of the anniversary of the previous year's annual meeting. However, if the meeting is scheduled for a date more than 30 days prior to or delayed by more than 60 days after the anniversary of the previous year's meeting, then we must receive a stockholder's notice no later than 90 days prior to the annual meeting or 10 days after our notice or disclosure was given. A stockholder notice must describe the proposed business or nominee and identify the stockholder making the proposal or nomination. These requirements are more fully described in Article II, Section 11 and 12 of our bylaws, which are available on our Corporate Governance web page at www.tnsi.com or by writing to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary.

        Any proposal you intend to present at the 2013 Annual Meeting of Stockholders must be received by TNS at our principal office at 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attention: Corporate Secretary, not later than January 18, 2013, if you wish to have it included in the proxy statement and form of proxy for that meeting.

        In addition, if we do not receive your proposal for presentation at the 2013 Annual Meeting by January 18, 2013, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised stockholders of the proposal in the proxy statement for the 2013 Annual Meeting.

OTHER MATERIALS

        Our Annual Report on Form 10-K for our 2011 fiscal year as filed with the SEC on March 13, 2012 is being mailed to stockholders along with this notice and proxy statement on or about April 23, 2012. Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2011 fiscal year. Requests should be directed to the Corporate Secretary, TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191.

By Order of the board of directors,
James T. McLaughlin
Executive Vice President, General Counsel and Secretary
April 20, 2012

ANNUAL MEETING OF STOCKHOLDERS OF TNS, INC. May 17, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.tnsi.com/Investors.aspx Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect directors to serve until the 2013 Annual Meeting of Stockholders. O John B. Benton O Henry H. Graham, Jr. O Stephen X. Graham O John V. Sponyoe O Thomas E. Wheeler 2. To ratify the appointment of Ernst & Young LLP as TNS, Inc.'s independent registered public accounting firm for our 2012 fiscal year. 3. To vote on an advisory basis upon the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. 4. To consider such other business that may properly come before the meeting or any adjournment of the meeting. This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below, and FOR proposals 2 and 3, as recommended by the board of directors. IMPORTANT NOTICE YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, VOTE, SIGN, DATE AND RETURN YOUR PROXY BY MAIL. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED BELOW, AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided.  20530300000000000000 1 051712

0 14475 TNS, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders, May 17, 2012 The undersigned stockholder(s) hereby appoint(s) Henry H. Graham, Jr., James T. McLaughlin and Michael R. McCarthy, and each of them, their attorneys and agents, with full power of substitution, to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of TNS, Inc. to be held at the Sheraton Reston Hotel on Thursday, May 17, 2012 at 1:00 p.m., EDT, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present. (Continued and to be signed on the reverse side.) TNS, INC. Annual Meeting of Stockholders Thursday, May 17, 2012, at 1:00 p.m. Sheraton Reston Hotel 11810 Sunrise Valley Drive, Reston, Virginia 20191

QuickLinks

GENERAL INFORMATION ABOUT VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Performance Based Compensation
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
DIRECTOR COMPENSATION
Director Compensation Table
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS
Termination without Change of Control
Termination Following Change of Control
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEE INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 3—ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS FOR OUR 2013 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATERIALS